                       SCHEDULE 14A INFORMATION STATEMENT

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

                              EXCHANGE ACT OF 1934

                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Ross Systems, Inc.
------------------------------------------------

(Name of Registrant as Specified in its Charter)

------------------------------------------------

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

---------------------------------------------

    (2) Aggregate number of securities to which transaction applies:
---------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

---------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

---------------------------------------------

    (5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    011(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

---------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

---------------------------------------------

    (3) Filing Party:

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    (4) Date Filed:

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(Amended by Sec Act Rel No. 7331, Exch Act Rel No. 37692, eff. 10/7/96.)

                               ROSS SYSTEMS, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON NOVEMBER 19, 1997

TO THE SHAREHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Ross Systems, Inc. (the "Company") will be held on Wednesday, November 19, 1997 at 9:00 a.m., local time, at the Company's executive offices in Atlanta, Georgia located at Two Concourse Parkway, Suite 800, Atlanta, Georgia, 30328, for the following purposes:

        1. To elect directors. The Board of Directors intends to nominate for re-election the five directors identified in the accompanying Proxy Statement.

        2. To approve the reincorporation of Ross Systems, Inc. from California to Delaware.

        3.  To approve the 1998 Incentive Stock Option Plan.

        4. To ratify the appointment of Coopers & Lybrand L.L.P. as independent auditors of the Company for the fiscal year ending June 30, 1998.

        5. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only shareholders of record at the close of business on October 1, 1997 are entitled to vote at the meeting.

                                          FOR THE BOARD OF DIRECTORS

                                                        [LOGO]

                                          Dennis V. Vohs, CHAIRMAN OF THE BOARD

Atlanta, Georgia
October 8, 1997

                                   IMPORTANT

    TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU RETURN A PROXY.

                               ROSS SYSTEMS, INC.
                             TWO CONCOURSE PARKWAY
                                   SUITE 800
                             ATLANTA, GEORGIA 30328

                         ANNUAL MEETING OF SHAREHOLDERS
                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed Proxy is solicited on behalf of the Board of Directors of Ross Systems, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held Wednesday, November 19, 1997 at 9:00 a.m., local time, or at any and all continuation(s) and adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders (the "Annual Meeting"). The Annual Meeting will be held at the Company's executive offices in Atlanta, Georgia located at Two Concourse Parkway, Suite 800, Atlanta, Georgia 30328. The telephone number at that location is (770) 351-9600.

    These proxy solicitation materials were mailed on or about October 8, 1997 to all shareholders entitled to vote at the Annual Meeting.

PURPOSES OF THE ANNUAL MEETING

    The purposes of the Annual Meeting are to: (1) elect five directors to serve for the ensuing year and until their successors are duly qualified and elected;
(2) approve the reincorporation of the Company from California to Delaware; (3) approve the 1998 Incentive Stock Option Plan; (4) ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants for the 1998 fiscal year; and (5) transact such other business as may properly come before the meeting and any and all continuations and adjournments thereof.

RECORD DATE AND SHARE OWNERSHIP BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

    Only shareholders of record at the close of business on October 1, 1997 (the "Record Date") are entitled to receive notice and vote at the Annual Meeting. At the Record Date, 19,248,909 shares of the Company's Common Stock were issued and outstanding. The closing price of the Company's Common Stock on the Record Date, as reported by the Nasdaq National Market, was $3.531 per share.

    The following table sets forth the beneficial ownership of Common Stock of the Company as of September 12, 1997 by (a) each director, (b) each of the executive officers identified in the Summary Compensation Table, (c) all directors and executive officers as a group, and (d) each person known to the Company to be a beneficial owner of 5% or more of the shares outstanding on September 12, 1997. Under the rules of the United States Securities and Exchange Commission (the "SEC"), beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of September 12, 1997 through the exercise of any stock option.

                                                                                           SHARES        APPROXIMATE
                                                                                         BENEFICIALLY      PERCENT
NAME OF BENEFICIAL OWNERS (1)                                                             OWNED (1)         OWNED
---------------------------------------------------------------------------------------  -----------  -----------------
Dennis V. Vohs (2).....................................................................     646,465             3.3%
Donald F. Campbell (3).................................................................      31,200               *%
Mario M. Rosati (4)....................................................................      23,500               *%
Bruce J. Ryan (5)......................................................................      23,500               *%
Joseph L. Southworth (6)...............................................................      91,073               *%
J. Patrick Tinley (7)..................................................................     178,046               *%
A. David Tory (8)......................................................................      26,000               *%
Peter D. Van Houten (9)................................................................      25,838               *%
All officers and directors as a group (10 persons) (10)................................   1,225,075             6.3%

------------------------

*   Less than 1%.

(1) The table is based upon information supplied by executive officers, directors and principal shareholders. Unless otherwise indicated, each of the shareholders named in the table has sole voting investment and/or dispositive power with respect to all shares of Common Stock shown as beneficially owned, subject to community property laws where applicable and to the information contained in the footnotes to this table.

(2) Includes options to purchase 242,294 shares of Common Stock.

(3) Includes options to purchase 27,500 shares of Common Stock.

(4) Consists of options to purchase 23,500 shares of Common Stock.

(5) Consists of options to purchase 23,500 shares of Common Stock.

(6) Includes options to purchase 84,023 shares of Common Stock.

(7) Includes options to purchase 127,546 shares of Common Stock.

(8) Consists of options to purchase 26,000 shares of Common Stock.

(9) Includes options to purchase 19,500 shares of Common Stock.

(10) Includes options to purchase 573,863 shares of Common Stock.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the corporate Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

VOTING AND SOLICITATION

    Each shareholder voting for the election of directors may cumulate his or her votes, giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares which the shareholder is entitled to vote or distributing the shareholder's votes under the same principle among as many candidates as the shareholder chooses, provided that votes may not be cast for more than five candidates. However, no shareholder shall be entitled to cumulate votes for any candidate unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate the shareholder's votes. See "Election of Directors--Nominees". On all other matters, each share has one vote.

    The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. In addition, the Company's directors, officers and employees, without additional compensation, may solicit proxies personally or by telephone, telegraph or facsimile copy. The Company has retained a professional proxy solicitor to assist in the solicitation of proxies at a cost estimated not to exceed $13,000.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

    The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are votes "For" or "Against" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter.

    While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions or broker non-votes, the Company believes that both abstentions and broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business. The Company further believes that neither abstentions nor broker non-votes should be counted as shares "represented and voting" with respect to a particular matter for purposes of determining the total number of Votes Cast with respect to such matters. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions and broker non-votes in this manner. Accordingly, they will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

NOMINEES

    A board of five directors has been nominated for election at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's five nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been qualified and appointed.

                                                                                                                  DIRECTOR
NAME OF NOMINEE                                       AGE                    PRINCIPAL OCCUPATION                   SINCE
------------------------------------------------      ---      ------------------------------------------------  -----------
Dennis V. Vohs..................................          53   Chairman of the Board and Chief Executive               1988
                                                               Officer of the Company
J. William Goodhew..............................          59   Vice President of Intelligent Systems                   1997
                                                               Corporation
Mario M. Rosati.................................          51   Attorney, Wilson Sonsini Goodrich & Rosati, P.C.        1993
Bruce J. Ryan...................................          54   Senior Vice President and Chief Financial               1992
                                                               Officer of Amdahl Corporation
J. Patrick Tinley...............................          49   President and Chief Operating Officer of the            1993
                                                               Company

                            ------------------------

    There are no family relationships among any directors or executive officers of the Company.

    Mr. Vohs has served as Chairman of the Board and Chief Executive Officer of the Company since November 1988.

    Mr. Goodhew joined Intelligent Systems Corporation as Vice President in January 1997. Prior to that time, Mr. Goodhew was President of Peachtree Software, Inc., a privately held software company, from 1984 to 1994. In 1994, Peachtree Software was purchased by Automatic Data Processing, Inc. Mr. Goodhew remained at Peachtree Software, Inc. in a mangerial capacity until joining Intelligent Systems Corporation. Mr. Goodhew serves on the Board of Navision A.S., a Danish software company, and is the Chairman of its subsidiary Navision U.S.

    Mr. Rosati has been a member of the law firm Wilson Sonsini Goodrich & Rosati, Professional Corporation since 1971. Mr. Rosati is a director of Genus, Inc., a publicly held semiconductor equipment manufacturer and C-ATS Software, Inc., a publicly held financial database software company.

    Mr. Ryan joined Amdahl Corporation as Executive Vice President and Chief Financial Officer during 1994. Prior to that time, Mr. Ryan held several positions with Digital Equipment Corporation from 1969 to 1994, most recently as a Vice President.

    Mr. Tinley has served as President and Chief Operating Officer of the Company since July 1995. Prior to that time, Mr. Tinley served as Executive Vice President, Product Development and Client Services of the Company from January 1995 to July 1995, as Executive Vice President, Product Development of the Company from June 1990 to January 1995 and as Executive Vice President for Business Development of the Company from November 1988 to June 1990.

                            ------------------------

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of six meetings during the fiscal year ended June 30, 1997. During fiscal 1997 each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such person served. The Board of Directors has an Audit Committee, a Compensation Committee and a Stock Option Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

    During the year ended June 30, 1997, the Audit Committee of the Board consisted of directors Rosati, Ryan and Tory and held seven meetings during the fiscal year ended June 30, 1997. Effective June 30, 1997, director Tory resigned from the Board, hence, resigned from the Audit Committee. Following the Annual Meeting, the Board plans to appoint director's Rosati, Ryan and Goodhew as members of the Audit Committee, with director Ryan as Committee Chairman. The Audit Committee recommends engagement of the Company's independent auditors, and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

    During the year ended June 30, 1997, the Compensation Committee of the Board consisted of directors Vohs, Ryan and Tory and held three meetings during the fiscal year ended June 30, 1997. Effective June 30, 1997, director Tory resigned from the Board, hence, resigned from the Compensation Committee. Following the Annual Meeting, the Board intends to appoint director's Vohs, Ryan and Goodhew, with director Goodhew as Committee Chairman. The Compensation Committee makes recommendations to the Board regarding the Company's executive compensation policy.

    During the year ended June 30, 1997, the Stock Option Committee consisted of directors Rosati, Ryan and Tory and held seven meetings during the fiscal year ended June 30, 1997. Effective June 30, 1997, director Tory resigned, hence, resigned from the Stock Option Committee. Following the Annual Meeting, the Board intends to appoint directors' Rosati, Ryan and Goodhew, with director Rosati as Committee Chairman. The Stock Option Committee grants stock options and administers the 1988 Incentive Stock Plan (the "Stock Plan").

COMPENSATION OF DIRECTORS

    For the fiscal year ended June 30, 1997, directors were compensated $2,000 for each Board of Directors meeting attended and $1,000 for participating in any telephonic Board of Directors meetings which were not regularly scheduled. In addition, directors are reimbursed for travel expenses incurred in connection with attending Board of Directors meetings. The Company intends to maintain its current compensation level for the members of the Board during the year ending June 30, 1998.

    Annually, each non-employee director is automatically granted 4,000 stock options to purchase shares of the Company's Common Stock pursuant to the terms of the Stock Plan. Options granted to Directors under the Stock Plan are intended by the Company not to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Pursuant to the Stock Plan, on the Annual Meeting date, each non-employee director who is elected or re-elected at the meeting is granted an option to purchase 4,000 shares of Common Stock. In addition, any outside director newly elected to the Board of Directors receives an option for 10,000 shares of Company Common Stock. The 10,000 share option vests 25% a year over four years and the 4,000 share options are fully vested on the dates of grant. The price of all options granted is equal to the closing price of the Company's Common Stock, as quoted on the Nasdaq National Market, on the date of grant. During fiscal 1997, outside directors were granted a total of 12,000 stock options at an exercise price of $6.75.

    Under the proposed 1998 Stock Plan, each non-employee director will be granted stock options to purchase shares of the Company's Common Stock pursuant to the terms substantially similar to those set forth in the Stock Plan as described in the immediately preceeding paragraph.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF DENNIS V. VOHS, MARIO M. ROSATI, BRUCE J. RYAN, J. PATRICK TINLEY AND J. WILLIAM GOODHEW AS DIRECTORS.

                                 PROPOSAL NO. 2
                          REINCORPORATION IN DELAWARE

INTRODUCTION

    Consistent with the Company's relocation of its headquarters from California to Georgia, the Board of Directors believes that it is in the best interests of the Company to move its state of incorporation from California. The Board of Directors believes that the best interests of the Company and its shareholders will be served by changing the state of incorporation of the Company to Delaware (the "Reincorporation Proposal" or the "Proposed Reincorporation"). As discussed below, the principal reasons for reincorporation are the greater flexibility of Delaware corporate law, the substantial body of case law interpreting that law and the increased ability of the Company to attract and retain qualified directors. The Company believes that its shareholders will benefit from the well established principles of corporate governance that Delaware law affords. Although Delaware law provides the opportunity for the Board of Directors to adopt various mechanisms that may enhance the Board's ability to negotiate favorable terms for the shareholders in the event of an unsolicited takeover attempt, the proposed Delaware certificate of incorporation and bylaws are substantially similar to those currently in effect in California, with the exception that certain rights, including cumulative voting (permitted but never to date exercised by the Company's shareholders) will be eliminated. The Reincorporation Proposal is not being proposed in order to prevent an unsolicited takeover attempt, nor is it in response to any present attempt known to the Board of Directors to acquire control of the Company, obtain representation on the Board of Directors or take significant action that affects the Company. Shareholders are urged to read carefully the following sections of this Proxy Statement, including the related exhibits, before voting on the Reincorporation Proposal. Throughout the Proxy Statement, the term "Ross California" refers to the existing California corporation and the term "Ross Delaware" refers to the new proposed Delaware corporation, a wholly-owned subsidiary of Ross California, which is the proposed successor to Ross California.

    The Reincorporation Proposal will be effected by merging Ross California into Ross Delaware (the "Merger"). Upon completion of the Merger, Ross California will cease to exist and Ross Delaware will continue to operate the business of the Company under the name Ross Systems, Inc. Pursuant to the Agreement and Plan of Merger between Ross California and Ross Delaware, a copy of which is attached hereto as EXHIBIT A (the "Merger Agreement"), each outstanding share of Ross California Common Stock, no par value, and Preferred Stock, no par value, will automatically be converted into one share of Ross Delaware Common Stock, $.001 par value, and Preferred Stock, $.001 par value, respectively. IT IS NOT NECESSARY FOR SHAREHOLDERS TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF ROSS DELAWARE.

    Upon the date on which the Merger is effective (the "Effective Date"), Ross Delaware will also assume and continue the outstanding stock options and all other employee benefit plans of Ross California. Each outstanding and unexercised option or other right to purchase shares of Ross California capital stock will become an option or right to purchase the same number of shares of Ross Delaware capital stock on the same terms and conditions and at the same exercise price applicable to any such Ross California option or stock purchase right at the Effective Date.

    The Proposed Reincorporation has been unanimously approved by Ross California's Board of Directors. If approved by the shareholders, it is anticipated that the Effective Date of the Merger will be as soon as reasonably practicable following the Annual Meeting. However, pursuant to the Merger Agreement, the Merger may be abandoned or the Merger Agreement may be amended by the Board of Directors (except that certain principal terms may not be amended without shareholder approval) either before or after shareholder approval has been obtained and prior to the Effective Date of the Proposed Reincorporation if, in the opinion of the Board of Directors of either company, circumstances arise that make it inadvisable to proceed.

    Shareholders of Ross California will have no dissenters' rights of appraisal with respect to the Reincorporation Proposal. See "Significant Differences Between the Corporation Laws of California and Delaware--Appraisal Rights." The discussion set forth below is qualified in its entirety by reference to the Merger Agreement, the Certificate of Incorporation and the Bylaws of Delaware copies of which are attached hereto as EXHIBITS A, B AND C respectively.

PRINCIPAL REASONS FOR THE PROPOSED REINCORPORATION

    As the Company plans for the future, the Board of Directors and management believe that it is essential to be able to draw upon well established principles of corporate governance in making legal and business decisions. The prominence and predictability of Delaware corporate law provide a reliable foundation on which the Company's governance decisions can be based and the Company believes that shareholders will benefit from the responsiveness of Delaware corporate law to their needs and to those of the corporation they own.

    PROMINENCE, PREDICTABILITY AND FLEXIBILITY OF DELAWARE LAW. For many years Delaware has followed a policy of encouraging incorporation in that state and in furtherance of that policy, has been a leader in adopting, construing and implementing comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. Many corporations have chosen Delaware initially as a state of incorporation or have subsequently changed corporate domicile to Delaware in a manner similar to that proposed by the Company. Because of Delaware's prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. The Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs.

    INCREASED ABILITY TO ATTRACT AND RETAIN QUALIFIED DIRECTORS. Both California and Delaware law permit a corporation to include a provision in its certificate of incorporation that reduces or limits the monetary liability of directors for breaches of fiduciary duty in certain circumstances. The increasing frequency of claims and litigation directed against directors and officers has greatly expanded the risks facing directors and officers of corporations in exercising their respective duties. The amount of time and money required to respond to such claims and to defend such litigation can be substantial. It is the Company's desire to reduce these risks to its directors and officers and to limit situations in which monetary damages can be recovered against directors so that the Company may continue to attract and retain qualified directors who otherwise might be unwilling to serve because of the risks involved. The Company believes that, in general, Delaware law provides greater protection to directors than California law and that Delaware case law regarding a corporation's ability to limit director liability is more developed and provides more guidance than California law.

    WELL ESTABLISHED PRINCIPLES OF CORPORATE GOVERNANCE. There is substantial judicial precedent in the Delaware courts as to the legal principles applicable to measures that may be taken by a corporation and as to the conduct of the Board of Directors under the business judgment rule. The Company believes that its shareholders will benefit from the well established principles of corporate governance that Delaware law affords.

NO CHANGE IN THE NAME, BOARD MEMBERS, BUSINESS, MANAGEMENT, EMPLOYEE PLANS OR
  LOCATION OF PRINCIPAL FACILITIES OF THE COMPANY

    The Reincorporation Proposal will effect a change in the legal domicile of the Company, but not its physical location. The Proposed Reincorporation will not result in any change in the name, business, management, fiscal year, assets or liabilities (except to the extent of legal and other costs of effecting the reincorporation) or location of the principal facilities of the Company. The five directors who are elected at the Annual Meeting will become the directors of Ross Delaware. All employee benefit plans of Ross

California will be assumed and continued by Ross Delaware. All stock options, warrants or other rights to acquire Capital Stock of Ross California will automatically be converted into an option or right to purchase the same number of shares of Ross Delaware Capital Stock at the same price per share, upon the same terms, and subject to the same conditions. Ross California's other employee benefit arrangements will also be continued by Ross Delaware upon the terms and subject to the conditions currently in effect.

ANTITAKEOVER IMPLICATIONS

    Delaware, like many other states, permits a corporation to adopt a number of measures through amendment of the certificate of incorporation or bylaws or otherwise, which measures are designed to reduce a corporation's vulnerability to unsolicited takeover attempts. The Reincorporation Proposal is not being proposed in order to prevent an unsolicited takeover attempt, nor is it in response to any present attempt known to the Board of Directors to acquire control of the Company, obtain representation on the Board of Directors or take significant action that affects the Company.

    Nevertheless, certain effects of the Reincorporation Proposal may be considered to have antitakeover implications. Section 203 of the Delaware General Corporation Law ("Section 203"), from which Ross Delaware does not intend to opt out, restricts certain "business combinations" with "interested stockholders" for three years following the date that a person or entity becomes an interested stockholder, unless the Board of Directors approves the business combination and/or other requirements are met. See "Significant Differences Between the Corporation Laws of California and Delaware--Stockholder Approval of Certain Business Combinations." Furthermore, the elimination of cumulative voting could be viewed as having an antitakeover effect in that it can make it more difficult for a minority shareholder to gain a seat on the Board. Other measures permitted under Delaware law, which the Company does not intend to implement, include the establishment of a staggered board of directors and the elimination of the right of stockholders controlling at least ten percent (10%) of the voting shares to call a special meeting of stockholders. The elimination of cumulative voting and the establishment of a classified board of directors can also be undertaken under California law in certain circumstances. For a detailed discussion of all of the changes that will be implemented as part of the Proposed Reincorporation, see "The Charters and Bylaws of Ross California and Ross Delaware." For a discussion of differences between the laws of California and Delaware, see "Significant Differences Between the Corporation Laws of California and Delaware."

    In addition, Delaware law permits a corporation to adopt such measures as stockholder rights plans designed to reduce a corporation's vulnerability to unsolicited takeover attempts. There is substantial judicial precedent in the Delaware courts as to the legal principles applicable to such defensive measures and as to the conduct of a board of directors under the business judgment rule with respect to unsolicited takeover attempts.

THE CHARTERS AND BYLAWS OF ROSS CALIFORNIA AND ROSS DELAWARE

    The provisions of the Ross Delaware Certificate of Incorporation and Bylaws are similar to those of the Ross California Articles of Incorporation and Bylaws in many respects, including the authorization of undesignated Preferred Stock. However, the Reincorporation Proposal includes certain provisions in the Ross Delaware Certificate of Incorporation and Bylaws that alter the rights of stockholders and the powers of management. In addition, Ross Delaware could implement certain other changes by amending its Certificate of Incorporation and Bylaws. For a discussion of such changes, see "Significant Differences Between the Corporation Laws of California and Delaware."

    AUTHORIZATION OF PREFERRED STOCK. The Articles of Incorporation of Ross California currently authorize the Company to issue 42,000,000 shares of capital stock, 37,000,000 of which are designated "Common Stock", no par value, of which 35,000,000 are "Voting Common Stock" and 2,000,000 are "Non-voting Common Stock" and 5,000,000 of which are designated "Preferred Stock", no par value. Ross California's Articles of Incorporation provide that the Board of Directors is entitled to determine the powers, preferences and rights, and the qualifications, limitations or restrictions, of the authorized and unissued preferred stock. The Certificate of Incorporation of Ross Delaware provides that such company will have 35,000,000 authorized shares of Common Stock, $.001 par value, all of which shares shall have voting rights, and 5,000,000 shares of Preferred Stock, $.001 par value. Ross Delaware's Certificate of Incorporation provides that the Board of Directors is entitled to determine the powers, preferences and rights, and the qualifications, limitations or restrictions, of the authorized and unissued preferred stock. Therefore, no substantive change is contemplated in this provision. Thus, although it has no present intention of doing so, the Board of Directors, without stockholder approval, could authorize the issuance of Preferred Stock upon terms which could have the effect of delaying or preventing a change in control of the Company or modifying the rights of holders of the Company's Common Stock under either California or Delaware law. The Board of Directors could also utilize such shares for further financings, possible acquisitions and other uses.

    MONETARY LIABILITY OF DIRECTORS. The Articles of Incorporation of Ross California and the Certificate of Incorporation of Ross Delaware both provide for the elimination of personal monetary liability of directors to the fullest extent permissible under law. The provisions eliminating monetary liability of directors set forth in the Ross Delaware Certificate of Incorporation is potentially more expansive than the corresponding provisions in the Ross California Articles of Incorporation, in that the former incorporates future amendments to Delaware law with respect to the elimination of such liability. For a more detailed explanation of the foregoing, see "Significant Differences Between the Corporation Laws of California and Delaware--Indemnification and Limitation of Liability."

    SIZE OF THE BOARD OF DIRECTORS. The Bylaws of both Ross Delaware and Ross California provide for a Board of Directors consisting of a range of five to seven directors currently set at five directors. Under California law, although changes in the number of directors, in general, must be approved by a majority of the outstanding shares, the Board of Directors may fix the exact number of directors within a stated range set forth in the articles of incorporation or bylaws, if the stated ranges have been approved by the shareholders. Delaware law permits the board of directors acting alone, to change the authorized number of directors by amendment to the bylaws, unless the directors are not authorized to amend the bylaws or the number of directors is fixed in the certificate of incorporation (in which case a change in the number of directors may be made only by amendment to the certificate of incorporation following approval of such change by the stockholders). The Ross Delaware Certificate of Incorporation provides that the number of directors will be as specified in the Bylaws and authorizes the Board of Directors to adopt, alter, amend or repeal the Bylaws. Following the Proposed Reincorporation, the Board of Directors of Ross Delaware could amend the Bylaws to change the size of the Board of Directors from five without further stockholder approval. If the Reincorporation Proposal is approved, the five directors of Ross California who are elected at the Annual Meeting of Shareholders will continue as the five directors of Ross Delaware after the Proposed Reincorporation is consummated.

    ACTION BY WRITTEN CONSENT OF SHAREHOLDERS. Under both California law and Delaware law, unless otherwise provided in the Articles of Incorporation (California) or Certificate of Incorporation (Delaware), any action that may be taken by the shareholders at any annual or special meeting may be taken without a meeting by written consent of a majority of the holders of the outstanding shares. The Articles of Incorporation of Ross California did not eliminate the ability its shareholders to act by written consent. The Certificate of Incorporation of Ross Delaware provides that no action shall be taken by the stockholders of the corporation except at an annual or special meeting of the stockholders and that no action shall be taken by the stockholders by written consent.

    CUMULATIVE VOTING FOR DIRECTORS. Under California law, if any shareholder has given notice of an intention to cumulate votes for the election of directors, any other shareholder of the corporation is also entitled to cumulate his or her votes at such election. Cumulative voting provides that each share of stock normally having one vote is entitled to a number of votes equal to the number of directors to be elected. A

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
shareholder may then cast all such votes for a single candidate or may allocate them among as many candidates as the shareholder may choose. In the absence of cumulative voting, the holders of a majority of the shares present or represented at a meeting in which directors are to be elected would have the power to elect all the directors to be elected at such meeting, and no person could be elected without the support of holders of a majority of the shares present or represented at such meeting. Elimination of cumulative voting could make it more difficult for a minority shareholder adverse to a majority of the shareholders to obtain representation on the Company's Board of Directors. California corporations whose stock is listed on a national stock exchange or whose stock is held by 800 shareholders of record and included in the Nasdaq National Market System (a "Listed Company") can also eliminate cumulative voting with shareholder approval. The Company qualifies as a Listed Company but has not sought shareholder approval to eliminate cumulative voting. Under Delaware law, cumulative voting in the election of directors is not mandatory, but is a permitted option. The Ross Delaware Certificate of Incorporation does not provide for cumulative voting rights.

    POWER TO CALL SPECIAL SHAREHOLDERS' MEETINGS. Under California law, a special meeting of shareholders may be called by the board of directors, the chairman of the board, the president, the holders of shares entitled to cast not less than ten percent (10%) of the votes at such meeting and such additional persons as are authorized by the articles of incorporation or the bylaws. Under Delaware law, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. The Bylaws of Ross Delaware currently authorizes the Board of Directors, the Chairman of the Board, the President and the holders of not less than ten percent (10%) of the shares entitled to vote to call a special meeting of stockholders. Therefore, no substantive change is contemplated in this provision, although the Board could in the future amend the Company's Bylaws without stockholder approval.

    FILLING VACANCIES ON THE BOARD OF DIRECTORS. Under California law, any vacancy on the board of directors other than one created by removal of a director may be filled by the board. If the number of directors is less than a quorum, a vacancy may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors at a meeting held pursuant to notice or waivers of notice or by a sole remaining director. A vacancy created by removal of a director may be filled by the board only if so authorized by a corporation's articles of incorporation or by a bylaw approved by the corporation's shareholders. Ross California's Articles of Incorporation and Bylaws do not permit directors to fill vacancies created by removal of a director. Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director, unless otherwise provided in the certificate of incorporation or bylaws (or unless the certificate of incorporation directs that a particular class of stock is to elect such directors), in which case a majority of the directors elected by such class, or a sole remaining director so elected, shall fill such vacancy or newly created directorship). The Bylaws of Ross Delaware provide, consistent with the Bylaws of Ross California, that any vacancy created by the removal of a director by the stockholders of Ross Delaware may be filled only by the stockholders. Following the Proposed Reincorporation, the Board of Directors of Ross Delaware could, although it has no current intention to do so, amend the Bylaws to provide that directors may fill any vacancy created by removal of directors by the stockholders.

    LOANS TO OFFICERS AND EMPLOYEES. Under California law, any loan or guaranty to or for the benefit of a director or officer of the corporation or its parent requires approval of the shareholders unless such loan or guaranty is provided under a plan approved by shareholders owning a majority of the outstanding shares of the corporation. However, under California law, shareholders of any corporation with 100 or more shareholders of record, such as the Company, may approve a bylaw authorizing the Board of Directors alone to approve loans or guarantees to or on behalf of officers (whether or not such officers are directors) if the Board determines that any such loan or guaranty may reasonably be expected to benefit the corporation. The Bylaws of Ross California do not contain the foregoing provision. Pursuant to the Ross

Delaware Bylaws and in accordance with Delaware law, Ross Delaware may make loans to, guarantee the obligations of or otherwise assist its officers or other employees and those of its subsidiaries (including directors who are also officers or employees) when such action, in the judgment of the directors, may reasonably be expected to benefit the corporation.

    VOTING BY BALLOT. California law provides that the election of directors may proceed in the manner described in a corporation's bylaws. Ross California's Bylaws provide that the election of directors at a shareholders' meeting may be by voice vote or ballot, unless prior to such vote a shareholder demands a vote by ballot, in which case such vote must be by ballot. Under Delaware law, the right to vote by written ballot may be restricted if so provided in the Certificate of Incorporation. The Certificate of Incorporation of Ross Delaware provides that elections shall not be held by ballot unless the Bylaws of the corporation so provide. The Bylaws of Ross Delaware do not provide for voting by ballot. It may be more difficult for a stockholder to contest the outcome of a vote that has not been conducted by written ballot.

COMPLIANCE WITH DELAWARE AND CALIFORNIA LAW

    Following the Annual Meeting, if the Reincorporation Proposal is approved, the Company will submit the Merger Agreement to the office of the California Secretary of State and to the office of the Delaware Secretary of State for filing.

SIGNIFICANT DIFFERENCES BETWEEN THE CORPORATION LAWS OF CALIFORNIA AND DELAWARE

    The corporation laws of California and Delaware differ in many respects. Although all the differences are not set forth in this Proxy Statement, certain provisions, which could materially affect the rights of shareholders, are discussed below.

    STOCKHOLDER APPROVAL OF CERTAIN BUSINESS COMBINATIONS. In recent years, a number of states have adopted special laws designed to make certain kinds of "unfriendly" corporate takeovers, or other transactions involving a corporation and one or more of its significant shareholders, more difficult. Under Section 203, certain "business combinations" with "interested stockholders" of Delaware corporations are subject to a three-year moratorium unless specified conditions are met.

    Section 203 prohibits a Delaware corporation from engaging in a "business combination" with an "interested stockholder" for three years following the date that such person or entity becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or entity who or which owns, individually or with or through certain other persons or entities, fifteen percent (15%) or more of the corporation's outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner, individually or with or through certain other persons or entities, of fifteen percent ( 15%) or more of such voting stock at any time within the previous three years, or is an affiliate or associate of any of the foregoing.

    For purposes of Section 203, the term "business combination" is defined broadly to include mergers with or caused by the interested stockholder, sales or other dispositions to the interested stockholder (except proportionately with the corporation's other stockholders) of assets of the corporation of a direct or indirect majority-owned subsidiary equal in aggregate market value to ten percent (10%) or more of the aggregate market value of either the corporation's consolidated assets or all of its outstanding stock; the issuance of transfer by the corporation or a direct or indirect majority-owned subsidiary of stock of the corporation or such subsidiary to the interested stockholder (except for certain transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock or of the corporation's voting stock); or receipt by the interested stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledgees or other financial benefits provided by, or through the corporation or a subsidiary.

    The three-year moratorium imposed on business combinations by Section 203 does not apply if: (i) prior to the date on which such stockholder becomes an interested stockholder the board of directors approves either the business combination or the transaction that resulted in the person or entity becoming an interested stockholder; (ii) upon consummation of the transaction that made him or her an interested stockholder, the interested stockholder owns at least eighty-five percent (85%) of the corporation's voting stock outstanding at the time the transaction commenced (excluding from the eighty-five percent (85%) calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans that do not give employee participants the right to decide confidentially whether to accept a tender or exchange offer); or (iii) on or after the date such person or entity becomes an interested stockholder, the board approves the business combination and it is also approved at a stockholder meeting by sixty-six and two-thirds percent
(66 2/3%) of the outstanding voting stock not owned by the interested stockholder.

    Section 203 only applies to certain publicly held corporations that have a class of voting stock that is (i) listed on a national securities exchange, (ii) quoted on an interdealer quotation system of a registered national securities association or (iii) held of record by more than 2,000 stockholders. Although a Delaware corporation to which Section 203 applies may elect not to be governed by Section 203, Ross Delaware does not intend to so elect.

    Section 203 will encourage any potential acquiror to negotiate with the Company's Board of Directors. Section 203 also might have the effect of limiting the ability of a potential acquiror to make a two-tiered bid for Ross Delaware in which all stockholders would not be treated equally. Shareholders should note, however, that the application of Section 203 to Ross Delaware will confer upon the Board the power to reject a proposed business combination in certain circumstances, even though a potential acquiror may be offering a substantial premium for Ross Delaware's shares over the then-current market price. Section 203 would also discourage certain potential acquirors unwilling to comply with its provisions. See "Shareholder Voting" herein.

    REMOVAL OF DIRECTORS. Under California law, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote; however, no individual director may be removed (unless the entire board is removed) if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting. Under Delaware law, a director of a corporation that does not have a classified board of directors or cumulative voting may be removed with or without cause with the approval of a majority of the outstanding shares entitled to vote at an election of directors. In the case of a Delaware corporation having cumulative voting, if less than the entire board is to be removed, a director may not be removed without cause if the number of shares voted against such removal would be sufficient to elect the director under cumulative voting. A director of a corporation with a classified board of directors may be removed only for cause, unless the certificate of incorporation otherwise provides. The Certificate of Incorporation of Ross Delaware does not provide for a classified board of directors or for cumulative voting.

    CLASSIFIED BOARD OF DIRECTORS. A classified board is one on which a certain number, but not all, of the directors are elected on a rotating basis each year. This method of electing directors makes changes in the composition of the board of directors more difficult and thus a potential change in control of a corporation a lengthier and more difficult process. Pursuant to legislation that became effective on January 1, 1990, California law now permits certain qualifying corporations to provide for a classified board of directors by adopting amendments to their articles of incorporation or bylaws, which amendments must be approved by the shareholders. Although Ross California qualifies to adopt a classified board of directors, its Board of Directors has no present intention of doing so. Delaware law permits, but does not require, a classified board of directors, pursuant to which the directors can be divided into as many as three classes with staggered terms of office, with only one class of directors standing for election each year. The Ross Delaware Certificate of Incorporation and Bylaws do not provide for a classified board and Ross Delaware presently does not intend to propose establishment of a classified board. The establishment of a classified board following the Proposed Reincorporation would require the approval of the stockholders of Ross Delaware.

    INDEMNIFICATION AND LIMITATION OF LIABILITY ROSS. California and Delaware have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. The laws of both states also permit, with certain exceptions, a corporation to adopt a provision in its articles of incorporation or certificate of incorporation, as the case may be, eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty. There are nonetheless certain differences between the laws of the two states respecting indemnification and limitation of liability.

    The Articles of Incorporation of Ross California eliminate the liability of directors to the corporation to the fullest extent permissible under California law. California law does not permit the elimination of monetary liability where such liability is based on: (a) intentional misconduct or knowing and culpable violation of law; (b) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (c) receipt of an improper personal benefit; (d) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its shareholders; (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders; (f) interested transactions between the corporation and a director in which a director has a material financial interest; and (g) liability for improper distributions, loans or guarantees.

    The Certificate of Incorporation of Ross Delaware also eliminates the liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permissible under Delaware law, as such law exists currently or as it may be amended in the future. Under Delaware law, such provision may not eliminate or limit director monetary liability for (a) breaches of the director's duty of loyalty to the corporation or its stockholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit. Such limitation of liability provisions also may not limit a director's liability for violation of or otherwise relieve Ross Delaware or its directors from the necessity of complying with federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission.

    California law permits indemnification of expenses incurred in derivative or third-party actions, except that with respect to derivative actions (a) no indemnification may be made when a person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders unless a court determines such person is entitled to indemnify for expenses, and then such indemnification may be made only to the extent that such court shall determine, and (b) no indemnification may be made without court approval in respect of amounts paid or expenses incurred in settling or otherwise disposing of a threatened or pending action or amounts incurred in defending a pending action that is settled or otherwise disposed of without court approval.

    California law requires indemnification when the individual has defended successfully the action on the merits (as opposed to Delaware law, which requires indemnification relating to a successful defense on the merits or otherwise).

    Delaware law generally permits indemnification of expenses, including attorney's fees, actually and reasonably incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a majority vote of a disinterested quorum of the directors, by independent legal counsel or by a majority vote of a quorum of the stockholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in or (in contrast to California law) not opposed to the best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Delaware law requires indemnification of expenses when the individual being indemnified has successfully defended any action, claim, issue, or matter therein, on the merits or otherwise.

    Expenses incurred by an officer or director in defending an action may be paid in advance, under Delaware law and California law, if such director or officer undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. In addition, the laws of both states authorize a corporation's purchase of indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy.

    California law permits a California corporation to provide rights to indemnification beyond those provided therein to the extent such additional indemnification is authorized in the corporation's articles of incorporation. Thus, if so authorized, rights to indemnification may be provided pursuant to agreements or bylaw provisions that make mandatory the permissive indemnification provided by California law. Under California law, there are two limitations on such additional rights to indemnification: (i) such indemnification is not permitted for acts, omissions or transactions from which a director of a California corporation may not be relieved of personal liability as described above and (ii) such indemnification is not permitted in circumstances where California law expressly prohibits indemnification, as described above. Ross California's Articles of Incorporation permit indemnification beyond that expressly mandated by the California Corporations Code and limit director monetary liability to the extent permitted by California law. Ross California has entered into indemnification agreements with its officers and directors.

    Delaware law also permits a Delaware corporation to provide indemnification in excess of that provided by statute. By contrast to California law, Delaware law does not require authorizing provisions in the certificate of incorporation and does not contain express prohibitions on indemnification in certain circumstances. Limitations on indemnification may be imposed by a court, however, based on principles of public policy.

    A provision of Delaware law states that the indemnification provided by statute shall not be deemed exclusive of any other rights under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Under Delaware law, therefore, the indemnification agreements entered into by Ross California with its officers and directors may be assumed by Ross Delaware upon completion of the Proposed Reincorporation. If the Proposed Reincorporation is approved, the indemnification agreements will be amended to the extent necessary to conform the agreements to Delaware law, and a vote in favor of the Proposed Reincorporation is also approval of such amendments to the indemnification agreements. In particular, the indemnification agreements will be amended to include within their purview future changes in Delaware law that expand the permissible scope of indemnification of directors and officers of Delaware corporations.

    INSPECTION OF SHAREHOLDER LIST. Both California and Delaware law allow any shareholder to inspect the shareholder list for a purpose reasonably related to such person's interests as a shareholder. California law provides, in addition, for an absolute right to inspect and copy the corporation's shareholder list by persons holding an aggregate of five percent (5%) or more of a corporation's voting shares, or shareholders holding an aggregate of one percent (1%) or more of such shares who have filed a Schedule 14B under the revised proxy rules. Under California law, such absolute inspection rights also apply to a corporation formed under the laws of any other state if its principal executive offices are in California or if it customarily holds meetings of its board in California. Delaware law contains no provisions comparable to the absolute right of inspection provided by California law to certain shareholders.

    DIVIDENDS AND REPURCHASES OF SHARES. California law dispenses with the concepts of par value of shares as well as statutory definitions of capital, surplus and the like. The concepts of par value, capital and surplus are retained under Delaware law.

    Under California law, a corporation may not make any distribution (including dividends, whether in cash or other property, and repurchase of its shares, other than repurchase of its shares issued under employee stock plans contemplated by Section 408 of the California Corporations Code) unless either
(i) the corporation's retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution or (ii) immediately after giving effect to such distribution, the corporation's assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 13 times its Liabilities (not including deferred taxes, deferred income and other deferred credits), and the corporation's current assets would be at least equal to its current liabilities (or 13 times its current liabilities if the average pre-tax and pre-interest expense earnings for the preceding two fiscal years were less than the average interest expense for such years). Such tests are applied to California corporations on a consolidated basis.

    Delaware law permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

    To date, the Company has not paid any cash dividends.

    SHAREHOLDER VOTING. Both California and Delaware law generally require that a majority of the shareholders of both acquiring and target corporations approve statutory mergers. Delaware law does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if (a) the merger agreement does not amend the existing certificate of incorporation, (b) each share of the stock of the surviving corporations outstanding immediately before the effective date of the merger is an identical outstanding of treasury share after the merger, and (c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed twenty percent (20%) of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger. California law contains a similar exception to its voting requirements for reorganizations where shareholders of the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than five sixths of the voting power of the surviving or acquiring corporation or its parent entity.

    Both California law and Delaware law also require that a sale of all or substantially all of the assets of a corporation be approved by a majority of the outstanding voting shares of the corporation transferring such assets.

    With certain exceptions, California law also requires that mergers, reorganizations, certain sales of assets, and similar transactions be approved by a majority vote of each class of shares outstanding. In contrast, Delaware law generally does not require class voting, except in certain transactions involving an amendment to the certificate of incorporation that adversely affects a specific class of shares. As a result, shareholder approval, of such transactions may be easier to obtain under Delaware law for companies, which have more than one class of shares outstanding.

    California law also requires that holders of nonredeemable common stock receive nonredeemable common stock in a merger of the corporation with the holder of more than fifty percent (50%) but less than ninety percent (90%) of such common stock or its affiliate unless all of the holders of such common stock consent to the transaction. This provision of California law may have the effect of making a "cash-out" merger by a majority shareholder more difficult to accomplish. Although Delaware law does not parallel California law in this respect, under some circumstances Section 203 does provide similar protection against coercive two-tiered bids for a corporation in which the stockholders are not treated equally. See "Significant Differences Between the Corporation Laws of California and Delaware-- Stockholder Approval of Certain Business Combinations."

    California law provides that except in certain circumstances when a tender offer or a proposal for a reorganization or for a sale of assets is made by an interested party (generally a controlling or managing person of the target corporation), an affirmative opinion in writing as to the fairness of the consideration to be paid to the shareholders must be delivered to shareholders. This fairness opinion requirement does not apply to a corporation that does not have shares held of record by at least 100 persons, or to a transaction that has been qualified under California state securities laws. Furthermore, if a tender of shares or vote is sought pursuant to an interested party's proposal and a later proposal is made by another party at least ten days prior to the date of acceptance of the interested party proposal, the shareholders must be informed of the later offer and be afforded a reasonable opportunity to withdraw any vote, consent or proxy, or to withdraw any tendered shares. Delaware law has no comparable provision.

    INTERESTED DIRECTOR TRANSACTIONS. Under both California and Delaware law, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain exceptions, the conditions are similar under California and Delaware law. Under California and Delaware law, (a) either the shareholders or the board of directors must approve any such contract or transaction after full disclosure of the material facts, and, in the case of board approval, the contract or transaction must also be "just and reasonable" (in California) or "fair" (in Delaware) to the corporation, or (b) the contract or transaction must have been just and reasonable or fair as to the corporation at the time it was approved. In the latter case, California law explicitly places the burden of proof on the interested director. Under California law, if shareholder approval is sought, the interested director is not entitled to vote his shares at a shareholder meeting with respect to any action regarding such contract or transaction. If board approval is sought, the contract or transaction must be approved by a majority vote of a quorum of the directors, without counting the vote of any interested directors (except that interested directors may be counted for purposes of establishing a quorum). Therefore, certain transactions that the Board of Directors of Ross California might not be able to approve because of the number of interested directors, could be approved by a majority of the disinterested directors of Ross Delaware, although less than a majority of a quorum. The Company is not aware of any plans to propose any transaction involving directors of the Company that could not be so approved under California law but could be so approved under Delaware law.

    SHAREHOLDER DERIVATIVE SUITS. California law provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met. Under Delaware law, a stockholder may bring a derivative action on behalf of the corporation only if the stockholder was a stockholder of the corporation at the time of the transaction in question or if his or her stock thereafter devolved upon him or her by operation of law. California law also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. Delaware does not have a similar bonding requirement.

    APPRAISAL RIGHTS. Under both California and Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. Under Delaware law, such fair market value is determined exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, and such appraisal rights are not available (a) with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation, (b) with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation that are either listed on a national securities exchange or held of record by more than 2,000 holders, plus cash in lieu of fractional shares of such corporations, or (c) to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger under certain provisions of Delaware law.

    The limitations on the availability of appraisal rights under California law are different from those under Delaware law. Shareholders of a California corporation whose shares are listed on a national securities exchange or on a list of over-the-counter margin stocks issued by the Board of Governors of the Federal Reserve System generally do not have such appraisal rights unless the holders of at least five percent (5%) of the class of outstanding shares claim the right of the corporation or any law restricts the transfer of such shares. Appraisal rights are also unavailable if the shareholders of a corporation or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity (as will be the case in the Reincorporation Proposal). Appraisal or dissenters' rights are, therefore, not available to shareholders of Ross California with respect to the Reincorporation Proposal. California law generally affords appraisal rights in sale or asset reorganizations.

    DISSOLUTION. Under California law, shareholders holding fifty percent (50%) or more of the total voting power may authorize a corporation's dissolution, with or without the approval of the corporation's board of directors, and this right may not be modified by the articles of incorporation. Under Delaware law, unless the board of directors approves the proposal to dissolve, the dissolution must be approved by all the stockholders entitled to vote thereon. Only if the dissolution is initially approved by the board of directors may it be approved by a simple majority of the outstanding shares of the corporation's stock entitled to vote. In the event of such a board-initiated dissolution, Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority (greater than a simple majority) voting requirement in connection with dissolution's. Ross Delaware's Certificate of Incorporation contains no such supermajority requirement, however, and a majority of the outstanding shares entitled to vote, voting at a meeting at which a quorum is present, would be sufficient to approve a dissolution of Ross Delaware that had previously been approved-by its Board of Directors.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    The following is a discussion of certain federal income tax considerations that may be relevant to holders of Ross California Common Stock who receive Ross Delaware Common Stock in exchange for their Ross California Common Stock as a result of the Proposed Reincorporation. The discussion does not address all of the tax consequences of the Proposed Reincorporation that may be relevant to particular Ross California shareholders, such as dealers in securities, or those Ross California shareholders who acquired their shares upon the exercise of stock options, nor does it address the tax consequences to holders of options or warrants to acquire Ross California Common Stock. Furthermore, no foreign, state, or local tax considerations are addressed herein. In view of the varying nature of such tax consequences, each shareholder is urged to consult his or her own tax advisor as to the specific tax consequences of the proposed reincorporation, including the applicability of federal, state, local or foreign tax laws.

    Subject to the limitations, qualifications and exceptions described herein, and assuming the Proposed Reincorporation qualifies as a reorganization within the meaning of Section 368 (a) of the Code, the following tax consequences generally should result:

    (a) No gain or loss should be recognized by holders of Ross California Common Stock upon receipt of Ross Delaware Common Stock pursuant to the Proposed Reincorporation;

    (b) The aggregate tax basis of the Ross Delaware Common Stock received by each shareholder in the Proposed Reincorporation should be equal to the aggregate tax basis of the Ross California Common Stock surrendered in exchange therefor; and

    (c) The holding period of the Ross Delaware Common Stock received by each shareholder of Ross California should include the period for which such shareholder held the Ross California Common Stock surrendered in exchange therefor, provided that such Ross California Common Stock was held by the shareholder as a capital asset at the time of Proposed Reincorporation.

    The Company has not requested a ruling from the Internal Revenue Service (the "IRS") with respect to the federal income tax consequences of the Proposed Reincorporation under the Code. The Company will, however, receive an opinion from its legal counsel, Wilson Sonsini Goodrich & Rosati, Professional Corporation, substantially to the effect that the Proposed Reincorporation will qualify as a reorganization within the meaning of Section 368(a) of the Code (the "Tax Opinion"). The Tax Opinion will neither bind the IRS nor preclude it from asserting a contrary position. In addition, the Tax Opinion will be subject to certain assumptions and qualifications and will be based upon the truth and accuracy of representations made by Ross Delaware and Ross California. Of particular importance will be assumptions and representations relating to the requirement (the "continuity of interest" requirement) that the shareholders of Ross California retain, through ownership of Ross Delaware stock, a significant equity interest in Ross California's business after the Proposed Reincorporation.

    A successful IRS challenge to the reorganization status of the Proposed Reincorporation (in consequence of a failure to satisfy the "continuity of interest" requirement or otherwise) would result in a shareholder recognizing gain or loss with respect to each share of Ross California Capital Stock exchanged in the Proposed Reincorporation equal to the difference between the shareholder's basis in such share and the fair market value, as of the time of the Proposed Reincorporation, of the Ross Delaware Capital Stock received in exchange therefor. In such event, a shareholder's aggregate basis in the shares of Ross Delaware Capital Stock received in the exchange would equal their fair market value on such date, and the shareholder's holding period for such shares would not include the period during which the shareholder held Ross California Capital Stock. Even if the Proposed Reincorporation qualifies as a reorganization under the Code, a shareholder would recognize gain to the extent the shareholder received (actually or constructively) consideration other than Ross Delaware Capital Stock in exchange for the shareholder's Ross California Capital Stock.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

    Approval of the Reincorporation Proposal, which will also constitute approval of the (i) Merger Agreement, the Certificate of Incorporation and the Bylaws of Ross Delaware, (ii) the assumption of Ross California's employee benefit plans and outstanding stock options by Ross Delaware, and (iii) revisions in the Company's indemnification agreements with its officers and directors to conform those agreements to Delaware law, will require the affirmative vote of the holders of a majority of the Votes Cast.

    THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL. THE EFFECT OF AN ABSTENTION IS THE SAME AS THAT OF A VOTE AGAINST THE REINCORPORATION PROPOSAL.

                                 PROPOSAL NO. 3
                   ADOPTION OF THE 1998 INCENTIVE STOCK PLAN

PROPOSAL

    In August 1997, the Board of Directors of the Company adopted the 1998 Incentive Stock Plan (the "1998 Stock Plan") in the form of EXHIBIT D hereto and reserved a total of 900,000 shares of Common Stock for issuance thereunder. At the Annual Meeting, the shareholders are being asked to approve the adoption of the 1998 Stock Plan and the reservation of 900,000 shares of Common Stock for issuance thereunder.

SUMMARY OF PLAN

    PURPOSE. The purposes of the 1998 Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants, and to promote the success of the Company's business.

    ELIGIBILITY; ADMINISTRATION. The 1998 Stock Plan provides that options may be granted to employees and service providers. Incentive stock options may only be granted to employees. The 1998 Stock Plan may be administered by the Board of Directors or Board Committees (the "Administrator"). To the extent that the Administrator determines it to be desirable to qualify options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code (the "Code"), the 1998 Stock Plan shall be administered by a committee of two or more "outside directors" within the meaning of Section 162(m) of the Code. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3. Otherwise, the 1998 Stock Plan shall be administered by the Board or a committee, which committee shall be constituted to satisfy applicable laws.

    The Administrator of the 1998 Stock Plan shall have full power to select, from among the employees and consultants of the Company eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to any participant and to determine the specific terms of each grant, subject to the provisions of the 1998 Stock Plan. The interpretation and construction of any provision of the 1998 Stock Plan by the Administrator shall be final and conclusive.

    EXERCISE PRICE. The exercise price of options granted under the 1998 Stock Plan shall be determined on the date of grant by reference to the closing price of the Company's Common Stock as reported on the Nasdaq Stock Market. In the event of the grant of a nonstatutory option below the fair market value, the difference between fair market value on the date of grant and the exercise price shall be treated as a compensation expense for accounting purposes and will therefore affect the Company's earnings. In the case of options granted to an employee who at the time of grant owns more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary, the exercise price must be at least 110% of the fair market value per share of the Common Stock at the time of grant. The exercise price of incentive stock options must be at least 100% of the fair market value per share at the time of grant.

    PERFORMANCE-BASED COMPENSATION LIMITATIONS. No employee shall be granted in any fiscal year of the Company options to acquire in the aggregate 500,000 shares of Common Stock. The foregoing limitation, which shall adjust proportionately in connection with any change in the Company's capitalization, is intended to satisfy the requirements applicable to options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code. In the event that the Administrator determines that such limitation is not required to qualify options as performance-based compensation, the Administrator may modify or eliminate such limitation.

    EQUITY INCENTIVES TO OUTSIDE DIRECTORS. Outside directors provide a measure of independence on matters that come before the Board relating to management personnel and their compensation. The Company believes that equity incentives to outside directors are an important factor in attracting, retaining and motivating highly qualified individuals to serve as directors. Accordingly, the terms of the 1998 Stock Plan automatically grant options to purchase 4,000 shares of the Company's Common Stock to each non-employee director annually. Options granted to directors under the 1998 Stock Plan are intended by the Company not to qualify as incentive stock options within the meaning of Section 422 of the Internal Code of 1986, as amended ("the Code"). In addition, the 1998 Stock Plan terms automatically grant options to purchase 10,000 shares of the Company's Common Stock to any newly elected outside director at the time of their first election to the Board. Options granted to outside directors under the 1998 Stock Option Plan are issued at the price equal to the fair market value of Common Stock on the date of the grant. The 10,000 share options vest 25% a year over four years and the 4,000 share options are fully vested on the dates of grant.

    EXERCISABILITY. Options granted to new optionees under the 1998 Stock Plan generally become exercisable starting one year after the date of grant with 25% of the shares covered thereby becoming exercisable at that time and with an additional 25% of the total number of option shares becoming exercisable at the end of each year thereafter, with full vesting occurring on the fourth anniversary of the date of grant. The term of an option may not exceed ten years. No option may be transferred by the optionee other than by will or the laws of descent or distribution. Each option may be exercised, during the lifetime of the optionee, only by such optionee.

    STOCK PURCHASE RIGHTS. The 1998 Stock Plan permits the Company to grant rights to purchase Common Stock. After the Administrator determines that it will offer stock purchase rights under the 1998 Stock Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of shares that the offeree shall be entitled to purchase, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a stock purchase agreement or a stock bonus agreement in the form determined by the Administrator.

    Unless the Administrator determines otherwise, the stock purchase agreement or a stock bonus agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason. The purchase price for shares repurchased pursuant to the stock purchase agreement or a stock bonus agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Board or Committee may determine.

    AMENDMENT AND TERMINATION OF THE 1998 STOCK PLAN. The Board may amend the 1998 Stock Plan at any time or from time to time or may terminate the 1998 Stock Plan without approval of the shareholders; provided, however, that shareholder approval is required for any amendment to the 1998 Stock Plan for which shareholder approval would be required under applicable law, as in effect at the time. However, no action by the Board of Directors or shareholders may alter or impair any option previously granted under the 1998 Stock Plan. The Administrator may accelerate any option or waive any condition or restriction pertaining to such option at any time. The Administrator may also substitute new stock options for previously granted stock options, including previously granted stock options having higher option prices, and may reduce the exercise price of any option to the then current fair market value, if the fair market value of the Common Stock covered by such option shall have declined since the date the option was granted. In any event, the 1998 Stock Plan shall terminate in August 2007. Any options outstanding under the 1998 Stock Plan at the time of its termination shall remain outstanding until they expire by their terms.

CERTAIN FEDERAL TAX INFORMATION

    An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or at the time it is exercised, although exercise of the option may subject the optionee to the alternative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the option and one year after exercise of the option, any gain will be treated as long-term capital gain. If these holding periods are not satisfied at the time of sale, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of (i) the fair market value of the stock at the date of the option exercise or (ii) the sale price of the stock, and the Company will be entitled to a deduction in the same amount. (Different rules may apply upon a premature disposition by an optionee who is an officer, director or 10 % shareholder of the Company.) Any additional gain or loss recognized on such a premature disposition of the shares will be characterized as capital gain or loss. If the Company grants an incentive stock option and as a result of the grant the optionee has the right in any calendar year to exercise for the first time one or more incentive stock options for shares having an aggregate fair market value (under all plans of the Company and determined for each share as of the date the option to purchase the share was granted) in excess of $100,000, then the excess shares must be treated as non-statutory options.

    An optionee who is granted a non-statutory stock option will also not recognize any taxable income upon the grant of the option. However, upon exercise of a non-statutory stock option, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized by an optionee who is an employee of the Company will be subject to tax withholding by the Company. Upon resale of the shares by the optionee, any difference between the sales price and the fair market value at the time of exercise, to the extent not recognized, as ordinary income as described above, will be treated as capital gain or loss. The Company will be allowed a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the optionee.

    The foregoing summary of the federal income tax consequences of 1998 Stock Plan transactions is based upon federal income tax laws in effect on the date of this Proxy Statement. This summary does not purport to be complete, and does not discuss foreign, state or local tax consequences.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

    Approval of the amendment to the 1998 Stock Plan requires the affirmative vote of the Votes Cast.

    THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE 1998 STOCK PLAN. THE EFFECT OF AN ABSTENTION IS THE SAME AS THAT OF A VOTE AGAINST THIS PROPOSAL.

                                 PROPOSAL NO. 4

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board has selected Coopers & Lybrand L.L.P., independent auditors, to audit the consolidated financial statements of the Company for the year ending June 30, 1998. For the year ended June 30, 1997, Coopers & Lybrand L.L.P. audited the Company's North American and European financial statements. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 1998.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth certain information regarding compensation earned during each of the Company's last three fiscal years by the Company's Chief Executive Officer, and each of the Company's four other most highly compensated executive officers, based on salary and bonus earned during fiscal 1997 (the "Named Executive Officers").

                                                                                                      LONG TERM
                                                                                                    COMPENSATION
                                                                     ANNUAL COMPENSATION               AWARDS
                                                            --------------------------------------  -------------
                                                                                         OTHER       SECURITIES
                                                                                        ANNUAL       UNDERLYING      ALL OTHER
                                                 FISCAL                              COMPENSATION     OPTIONS/     COMPENSATION
  NAME AND PRINCIPAL POSITION                     YEAR      SALARY ($)   BONUS ($)      ($) (1)      SARS (#)(2)      ($) (3)
---------------------------------------------  -----------  ----------  -----------  -------------  -------------  -------------
Dennis V. Vohs...............................        1997   $  312,558      --            --             50,000      $   1,936
  Chairman of the Board and                          1996      289,400      --            --             50,000          2,200
  Chief Executive Officer]                           1995      278,625      --            --            204,794          3,200

J. Patrick Tinley............................        1997   $  215,998      --            --             50,000      $   2,121
  President and Chief Operating Officer              1996      175,000      --            21,000         50,000         44,100
                                                     1995      165,000      --            91,300         90,046          3,200

Joseph L. Southworth.........................        1997   $  174,999      --            --             20,000      $   1,936
  Executive Vice President, Worldwide                1996      155,300      --            --             10,000          2,100
  Development And Support                            1995      152,000      --            --             76,523         35,300

Donald F. Campbell...........................        1997   $  149,999      --            --             10,000      $   2,355
  Vice President, Worldwide Marketing                1996      145,000      --            21,600         20,000          1,500
                                                     1995       85,400      --            68,300         30,000          1,000

Peter D. Van Houten..........................               $  140,000   $  69,162     $  51,623         30,000      $   1,886
  Vice President, North American Sales(4)       1997 1996      117,500      55,731        27,030         30,000          1,900
                                                     1995       79,200      68,800        34,300          2,250          2,300

------------------------

(1) Pursuant to SEC rules, no disclosure is made with respect to individuals whose other annual compensation is the lesser of 10% of total annual salary and bonus for fiscal 1997 or $50,000.

(2) The Company has not granted any stock appreciation rights (SARs).

(3) Represents amounts contributed to the Company's 401(k) plan, on behalf of the officer by the Company and premiums paid by the Company on behalf of the officer for term life insurance in fiscal 1997.

(4) The amount shown as fiscal 1997 Other Annual Compensation for Mr. Van Houten includes relocation reimbursements of $41,623 and auto allowance of $10,000.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The following table provides information related to options granted to the Named Executive Officers during fiscal 1997.

                                                      INDIVIDUAL GRANTS IN FISCAL 1997
                                       --------------------------------------------------------------

                                                                                                        POTENTIAL REALIZABLE
                                         NUMBER OF                                                        VALUE AT ASSUMED
                                        SECURITIES      PERCENT OF TOTAL                               ANNUAL RATES OF STOCK
                                        UNDERLYING        OPTIONS/SARS                                 PRICE APPRECIATION FOR
                                       OPTIONS/SARS        GRANTED TO         EXERCISE                    OPTION TERM (4)
                                          GRANTED         EMPLOYEES IN          PRICE     EXPIRATION   ----------------------
NAME                                     (#)(1)(2)       FISCAL YEAR (3)       ($/SH)        DATE          5%         10%
-------------------------------------  -------------  ---------------------  -----------  -----------  ----------  ----------

Dennis V. Vohs.......................       50,000               8.74%        $   5.500      8/22/06   $  172,946  $  438,279

J. Patrick Tinley....................       50,000               8.74%            5.500      8/22/06      172,946     438,279

Joseph L. Southworth.................       20,000               3.50%            5.500      8/22/06       69,178     175,311

Donald F. Campbell...................       10,000               1.75%            5.500      8/22/06       34,589      87,655

Peter D. Van Houten..................       30,000               5.24%            5.500      8/22/06      103,767     262,967

------------------------

(1) The Company has not granted any SARs

(2) Generally, options granted by the Company vest annually over four years.

(3) The Company granted options representing 584,080 shares to employees in fiscal 1997 under the Company's Stock Plan.

(4) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their terms assuming the specified compounded rates of appreciation on the Company's Common Stock over the terms of the options. These numbers are calculated based on SEC rules and do not reflect the Company's estimate of future stock price appreciation. Actual gains, if any, are dependent on the timing of option exercises and the future performance of the Company's Common Stock. There can be no assurances that the rates of appreciation assumed in this table can be achieved or that amounts reflected will be realized by the individuals.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
  OPTION/SAR VALUES

    The following table provides information related to options exercised by the Named Executive Officers during fiscal 1997 and the number and value of options held at June 30, 1997.

                                                                             NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                            UNDERLYING UNEXERCISED           IN-THE-MONEY
                                                                               OPTIONS/SARS AT         OPTIONS/SARS AT JUNE 30,
                                                                            JUNE 30, 1997 (#) (1)            1997 ($) (2)
                                                                          --------------------------  --------------------------

                                               SHARES           VALUE
                                             ACQUIRED ON      REALIZED
NAME                                         EXERCISE(#)         ($)      EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------------  -----------------  -----------  -----------  -------------  -----------  -------------

Dennis V. Vohs..........................         --              --          192,294        112,500    $  44,948    $     6,250

J. Patrick Tinley.......................         --              --           86,296        103,750       18,449          4,062

Joseph L. Southworth....................         --              --           62,773         43,750       17,724         12,031

Donald F. Campbell......................         --              --           20,000         40,000       --            --

Peter D. Van Houten.....................         --              --            9,500         52,750        6,125         16,937

------------------------

(1) The Company has not granted any SARs.

(2) Value is based on the difference between the option exercise price and the fair market value at June 30, 1997 ($3.8750 per share) multiplied by the number of shares underlying the option.

        REPORT OF THE COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE
                           OF THE BOARD OF DIRECTORS

    The Compensation Committee of the Board is comprised of two non-management directors of the Company, A. David Tory and Bruce J. Ryan, and the Chairman of the Board and Chief Executive Officer, Dennis V. Vohs. The Stock Option Committee is comprised of three outside directors, Mario M. Rosati, Bruce J. Ryan and A. David Tory. Together these committees are responsible for recommending to the Board the overall compensation plans which govern the compensation of the key executive officers, including the Chief Executive Officer, of the Company.

    The Company's executive pay programs are designed to provide a strong and direct link between Company performance and executive compensation. The Company believes that, in order to attract and retain the most qualified executives in the industry, its compensation policies must be competitive with companies in a similar business and of similar size. Accordingly, executive compensation is based on Company and individual performance in relation to annual goals for the executive and the Company. The annual goals set for the executive are based on revenue growth, profitability and cash flow, as appropriate for the executive's responsibilities. Executives are provided with a combination of one or more of the following types of compensation: salary, profit sharing and annual bonus, and long-term incentives.

    SALARY: All executive officers (other than the Chief Executive Officer) are provided with a fixed annual salary that is reviewed on an annual basis by the Compensation Committee and the Chief Executive Officer. Salary and increases in salary are determined partially by comparison of the executive's salary to salaries for similar positions at comparable companies, the executive's annual performance review, the value of contributions made by the executive and the executive's and the Company's performance in relation to goals established at the beginning of the period.

    In addition to considering the above factors when setting compensation increases, the Compensation Committee also considers the overall financial health of the Company. In years where corporate performance does not equal or exceed Company expectations, executive salary increases for the coming fiscal year may be either reduced or eliminated altogether.

    PROFIT SHARING AND ANNUAL BONUS: As an incentive to help the Company meet annual goals and become more profitable, all executive officers have a profit sharing component included in their compensation plans. The executive can earn profit sharing if the Company and the executive's organization meet or exceed annual goals for profitability, revenue growth and cash flow. Generally, executive compensation plans are structured so those higher level executives have a larger portion of their total compensation based on profit sharing. The determination of profit sharing is based on a formula in the executive's compensation plan, which is approved by the Compensation Committee. The Company feels that tying executive compensation to Company profitability aligns the overall interests of the shareholders with those of the executive. No profit sharing has been paid for the last three fiscal years.

    The Company also attempts to motivate its executives to make contributions of outstanding value by providing them the opportunity to earn an annual bonus. These bonuses, if paid, can represent a significant portion of the executive's compensation. In fiscal 1997, individual executive bonuses were targeted to be between 42% and 93% excluding profit sharing, of the executive's salary. Each executive can potentially earn a percentage of their target bonus based on the achievement of the Company's and their organization's goals. For all executives, except Mr. Vohs, the executive's achievements in relation to established goals are evaluated by the Chief Executive Officer. The Compensation Committee, excluding Mr. Vohs evaluates Mr. Vohs' performance. Like other executives, the decision to grant Mr. Vohs a bonus is based on the performance of the Company and Mr. Vohs' contributions to the Company in the past fiscal year. The bonus plan is designed such that the executive earns a proportionally higher award if the Company and the executive's organization exceed their goals and a smaller or no award if the Company and the executive's organization do not exceed their goals.

    LONG-TERM INCENTIVES: The Stock Option Committee of the Board believes that employee equity ownership provides significant additional motivation to officers and employees to maximize value for the Company's shareholders, and therefore periodically grants stock options under the Company's 1988 Incentive Stock Plan. The Committee grants stock options to executive officers at the prevailing market price, after considering the recommendation of Mr. Vohs, the positive effects the executive has made on the overall performance of the Company, stock option granting policies at companies of similar size in similar industries, and certain other factors. The stock options granted only have value to the executive if the Company's stock price increases over the exercise price. Therefore, the Committee believes that stock options serve to align the interests of option holders closely with those of shareholders because of the direct benefit executive officers receive through improved stock performance. During fiscal 1997, the Committee considered and granted stock options to the executive offices of the Company, including Mr. Vohs. Each of the officers received stock options based on his performance, level of responsibility, historical and expected contribution to the Company's success and prior grants, including vested and unvested options.

    1997 COMPENSATION OF THE CHIEF EXECUTIVE OFFICER: Mr. Vohs' Salary, Profit Sharing and Annual Bonus and Long-Term Incentives were determined in accordance with the criteria described in the "Salary", "Profit Sharing and Annual Bonus," and "Long-Term Incentives" sections of this report. These amounts were designed to compensate Mr. Vohs at prevailing market rates when revenue growth, profitability and cash flow targets are met and at above market rates when revenue growth, profitability and cash flow targets were exceeded. However, in fiscal 1997, the Company failed to achieve its revenue growth, profitability and cash flow targets. Accordingly, Mr. Vohs received no profit sharing or annual bonus for fiscal 1997. Mr. Vohs did not participate in deliberations concerning his compensation, bonus or stock option grants.

    COMPENSATION LIMITATIONS: Under Section 162(m) of the Code and regulations adopted thereunder by the Internal Revenue Service in August 1993, publicly-held companies may be precluded from deducting certain compensation in excess of $1.0 million paid to an executive officer in a single year. The regulations exclude from this limit performance-based compensation and stock options, provided certain requirements, such as stockholder approval, are satisfied. The Company is studying these regulations and currently intends to take the necessary actions to cause its compensation programs and stock option plans to qualify for the exclusions.

COMPENSATION COMMITTEE                         STOCK OPTION COMMITTEE

Bruce J. Ryan                                  Bruce J. Ryan

A. David Tory                                  Mario M. Rosati

Dennis V. Vohs                                 A. David Tory

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the Company's fiscal year ended June 30, 1997, Dennis V. Vohs, Chairman of the Board and Chief Executive Officer, served on the Compensation Committee. Mr. Vohs did not participate in any discussions regarding his compensation, bonus or stock option grants. There were no Compensation Committee "interlocks" within the meaning of the rules of the SEC.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Exchange Act requires the Company's executive officers and directors to file initial reports of share ownership and report changes in share ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms, which they file.

    Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that for the period July 1, 1996 to June 30, 1997, all Section 16(a) filings were made on a timely basis.

                              CERTAIN TRANSACTIONS

    During fiscal 1997, Mario M. Rosati, a director of the Company, was also an attorney with Wilson Sonsini Goodrich & Rosati, Professional Corporation ("Counsel"). The Company retained Counsel as its legal advisers during the fiscal year. The Company plans to retain Counsel as its legal advisers again during fiscal 1998. The amounts paid by the Company to Counsel were less than 5% of Counsel's total gross revenues for its last completed fiscal year.

    Under the terms of indemnification agreements with each of the Company's directors, the Company is obligated to indemnify each director against certain claims and expenses for which the director might be held liable in connection with past or future service on the Board of Directors. In addition, the Company's Restated Articles of Incorporation provide that, to the extent permitted by California law, the directors shall not be liable for monetary damages for breach of fiduciary duty as a director.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
                ROSS SYSTEMS, INC., NASDAQ COMPOSITE INDEX, AND
                              H&Q TECHNOLOGY INDEX

    Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of the NASDAQ Composite Index and H&Q Technology Index for the period commencing on June 30, 1992 and ending on June 30, 1997

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           ROSS SYSTEMS    H&Q TECHNOLOGY   NASDAQ STOCK MARKET-U.S.
Jun-92               100               100                        100
Jul-92            114.29            105.20                     103.54
Aug-92             92.86            100.50                     100.38
Sep-92             82.14            104.99                     104.11
Oct-92             73.21            111.03                     108.21
Nov-92            121.43            118.91                     116.82
Dec-92            130.36            124.44                     121.12
Jan-93            139.29            134.80                     124.57
Feb-93            182.14            130.20                     119.92
Mar-93            210.71            132.21                     123.39
Apr-93            153.57            124.37                     118.13
May-93            167.86            137.35                     125.18
Jun-93            176.79            135.59                     125.76
Jul-93            150.00            127.80                     125.91
Aug-93            146.43            135.97                     132.42
Sep-93            182.14            138.46                     136.36
Oct-93            123.21            140.83                     139.43
Nov-93            117.86            142.91                     135.27
Dec-93             92.86            146.10                     139.04
Jan-94             71.43            155.12                     143.26
Feb-94             80.36            160.25                     141.92
Mar-94             76.79            151.49                     133.19
Apr-94             69.64            147.59                     131.47
May-94             60.71            148.02                     131.79
Jun-94             53.57            138.59                     126.97
Jul-94             57.14            143.76                     129.57
Aug-94             50.00            158.55                     137.83
Sep-94             46.43            158.03                     137.48
Oct-94             58.93            172.51                     140.18
Nov-94             75.00            171.03                     135.53
Dec-94             75.00            175.50                     135.91
Jan-95             60.71            172.94                     136.67
Feb-95             71.43            187.93                     143.90
Mar-95             80.36            196.53                     148.17
Apr-95             60.71            211.25                     152.83
May-95             57.14            218.82                     156.77
Jun-95             73.21            245.16                     169.48
Jul-95             89.29            267.55                     181.93
Aug-95             96.43            270.61                     185.62
Sep-95             98.21            277.07                     189.89
Oct-95             46.43            280.96                     188.80
Nov-95             44.64            277.51                     193.23
Dec-95             42.86            262.42                     192.21
Jan-96             35.71            266.30                     193.15
Feb-96             35.71            279.64                     200.51
Mar-96             53.57            267.47                     201.17
Apr-96             76.79            304.44                     217.86
May-96            101.79            309.03                     227.87
Jun-96             82.14            286.52                     217.59
Jul-96             67.86            257.07                     198.21
Aug-96             71.65            272.63                     209.32
Sep-96             82.14            304.16                     225.33
Oct-96             87.50            299.80                     222.84
Nov-96             99.11            335.15                     236.62
Dec-96            137.50            326.15                     236.40
Jan-97             83.93            361.08                     253.20
Feb-97             83.93            331.59                     239.22
Mar-97             63.39            310.88                     223.61
Apr-97             37.05            322.39                     230.61
May-97             52.68            370.90                     256.75
Jun-97             55.36            357.90                     264.61

    Assumes that $100.00 was invested on June 30, 1992 in the Company's Common Stock and each index, and that all dividends paid by companies whose shares are components of the index were reinvested. No dividends have been declared on the Company's Common Stock. Shareholder returns over the period indicated should not be considered indicative of future shareholder returns.

                 DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

    Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's 1998 Annual Meeting of Shareholders must be received by the Company no later than June 1, 1998 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

    THE COMPANY WILL MAIL WITHOUT CHARGE TO ANY SHAREHOLDER UPON REQUEST A COPY OF THE ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO THE CORPORATE SECRETARY, ROSS SYSTEMS, INC., TWO CONCOURSE PARKWAY, SUITE 800, ATLANTA, GEORGIA 30328.

                                                                       EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER
                             OF ROSS SYSTEMS, INC.
                             A DELAWARE CORPORATION
                                      AND
                            A CALIFORNIA CORPORATION

    THIS AGREEMENT AND PLAN OF MERGER dated as of       , 1997, (the
"Agreement") is between Ross Systems, Inc., a Delaware corporation ("Ross-Delaware") and Ross Systems, Inc., a California corporation ("Ross-California"). Ross-Delaware and Ross-California are sometimes referred to herein as the "Constituent Corporations."

                                R E C I T A L S

    A. Ross-Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 40,000,000 shares, 35,000,000 of which are designated "Common Stock," $.001 par value, and 5,000,000 of which are designated "Preferred Stock", $.001 par value. As of the date of this Agreement of Merger, 1,000 shares of Voting Common Stock were issued and outstanding, all of which were held by Ross-California. No shares of Preferred Stock were outstanding.

    B. Ross-California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 42,000,000 shares, 37,000,000 of which are designated "Common Stock", no par value, of which 35,000,000 are "Voting Common Stock" and 2,000,000 are "Non-voting Common Stock" and 5,000,000 of which are designated "Preferred Stock", no par value. As
of the date of this Agreement of Merger,       shares of Common Stock were
issued and outstanding and 107 shares of Series E Preferred Stock were issued and outstanding.

    C. The Board of Directors of Ross-California has determined that, for the purpose of effecting the reincorporation of Ross-California in the State of Delaware, it is advisable and in the best interests of Ross-California that Ross-California merge with and into Ross-Delaware upon the terms and conditions herein provided.

    D. The respective Boards of Directors of Ross-Delaware and Ross-California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective stockholders and executed by the undersigned officers.

    NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Ross-Delaware and Ross-California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                   I. MERGER

    I.1 MERGER. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California General Corporation Law, Ross-California shall be merged with and into Ross-Delaware (the "Merger"), the separate existence of Ross-California shall cease and Ross-Delaware shall be, and is herein sometimes referred as, the "Surviving Corporation", and the name of the Surviving Corporation shall be Ross Systems, Inc.

    I.2 FILING AND EFFECTIVENESS. The Merger shall become effective when the following actions shall have been completed:

    (a) This Agreement and Merger shall have been adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California General Corporation Law;

    (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

    (c) An executed Agreement and Plan of Merger meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

    The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

    I.3 EFFECT OF THE MERGER. Upon the Effective Date of the Merger, the separate existence of Ross-California shall cease and Ross-Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and Ross-California's Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Ross-California in the manner more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of the debts, liabilities and obligations of Ross-Delaware as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Ross-California in the same manner as if Ross-Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California Corporations Code.

                 II. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

    II.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Ross-Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

    II.2 CERTIFICATE OF DESIGNATIONS. The Certificate of Designations of Ross-Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Designations of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

    II.3 BYLAWS. The Bylaws of Ross-Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

    II.4 DIRECTORS AND OFFICERS. The directors and officers of Ross-California immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

                       III. MANNER OF CONVERSION OF STOCK

    III.1 ROSS-CALIFORNIA COMMON SHARES. Upon the Effective Date of the Merger, each share of Ross-California Common Stock, no par value, issued and outstanding immediately prior thereto shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one fully paid and nonassessable share of Common Stock, $0.001 par value, of the Surviving Corporation. No fractional share interests of Surviving Corporation Common Stock shall be issued. In lieu thereof, any fractional share interests to which a holder would otherwise be entitled shall be aggregated.

    III.2 PREFERRED SHARES. Upon the Effective Date of the Merger, each share of Ross-California Series E Preferred Stock, no par value, issued and outstanding immediately prior thereto shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one fully paid and nonassessable share of Series A Preferred Stock, $0.001 par value, of the Surviving Corporation. No fractional share interests of Surviving Corporation Series A Preferred Stock shall be issued. In lieu thereof, any fractional share interests to which a holder would otherwise be entitled shall be aggregated.

    III.3 ROSS-CALIFORNIA OPTIONS, STOCK PURCHASE RIGHTS AND CONVERTIBLE SECURITIES.

    (a) Upon the Effective Date of the Merger, the Surviving Corporation shall assume the obligations of Ross-California under, and continue, the option plans (including without limitation the 1988 Incentive Stock Plan, the 1998 Incentive Stock Plan and the 1991 Employee Stock Purchase Plan) and all other employee benefit plans. Each outstanding and unexercised option, other right to purchase, or security convertible into, Ross-California capital stock (a "Right") shall become, subject to the provisions in paragraph (c) hereof, an option, right to purchase or a security convertible into the Surviving Corporation's capital stock on the basis of one share of the Surviving Corporation's capital stock for each one share of Ross-California capital stock issuable pursuant to any such Right, on the same terms and conditions and at an exercise price equal to the exercise price applicable to any such Ross-California Right at the Effective Date of the Merger. This paragraph 3.3(a) shall not apply to Ross-California Common Stock or Preferred Stock. Such Common Stock and Preferred Stock subject to paragraphs 3.1 and 3.2, respectively.

    (b) A number of shares of the Surviving Corporation's capital stock shall be reserved for issuance upon the exercise of options, stock purchase rights and convertible securities equal to the number of shares of Ross-California capital stock so reserved immediately prior to the Effective Date of the Merger.

    (c) The assumed Rights shall not entitle any holder thereof to a fractional share upon exercise or conversion. In addition, no "additional benefits" (within the meaning of Section 424(a)(2) of the Internal Revenue Code of 1986, as amended) shall be accorded to the optionees pursuant to the assumption of their options.

    III.4 ROSS-DELAWARE COMMON STOCK. Upon the Effective Date of the Merger, each share of Common Stock, $.001 par value, of Ross-Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Ross-Delaware, the holder of such shares or any other person, be cancelled and returned to the status of authorized but unissued shares.

    III.5 EXCHANGE OF CERTIFICATES. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of Ross-California Common Stock and Preferred Stock may be asked to surrender the same for cancellation to Boston EquiServe (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock or Preferred Stock, as the case may be, into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of Ross-California Common Stock and Preferred Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock and Preferred Stock, respectively, into which such shares of Ross-California Common Stock and Preferred Stock, as the case may be, were converted in the Merger.

    The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock and Preferred Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

    Each certificate representing Common Stock and Preferred Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Ross-California so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

    If any certificate for shares of the Surviving Corporation's stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

                                  IV. GENERAL

    IV.1 COVENANTS OF ROSS-DELAWARE. Ross-Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

    (a) Qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation Law.

    (b) File any and all documents with the California Franchise Tax Board necessary for the assumption by Ross-Delaware of all of the franchise tax liabilities of Ross-California.

    (c) Take such other actions as may be required by the California General Corporation Law.

    IV.2 FURTHER ASSURANCES. From time to time, as and when required by Ross-Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Ross-California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Ross-Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Ross-California and otherwise to carry out the purposes of this Agreement, and the officers and directors of Ross-Delaware are fully authorized in the name and on behalf of Ross-California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

    IV.3 ABANDONMENT. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Ross-California or of Ross-Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of Ross-California or by the sole stockholder of Ross-Delaware, or by both.

    IV.4 AMENDMENT. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the States of California and Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

    IV.5 REGISTERED OFFICE. The registered office of the Surviving Corporation in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, DE 19801 and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

    IV.6 AGREEMENT. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at Concourse Corporate Center Two, Two Concourse Parkway, Atlanta, Georgia

30328 and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

    IV.7 GOVERNING LAW. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California General Corporation Law.

    IV.8 FIRPTA NOTIFICATION. (a) On the Effective Date of the Merger, Ross-California shall deliver to Ross-Delaware, as agent for the shareholders of Ross-California, a properly executed statement (the "Statement") substantially in the form attached hereto as Attachment 1. Ross-Delaware shall retain the Statement for a period of not less than seven years and shall, upon request, provide a copy thereof to any person that was a shareholder of Ross-California immediately prior to the Merger. In consequence of the approval of the Merger by the shareholders of Ross-California, (i) such shareholders shall be considered to have requested that the Statement be delivered to Ross-Delaware as their agent and (ii) Ross-Delaware shall be considered to have received a copy of the Statement at the request of the Ross-California shareholders for purposes of satisfying Ross-Delaware's obligations under Treasury Regulation Section 1.1445-2(c)(3).

    (b) Ross-California shall deliver to the Internal Revenue Service a notice regarding the Statement in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2).

    IV.9 COUNTERPARTS. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of Ross-Delaware and Ross-California is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

                                          Ross Systems, Inc.

                                          a Delaware corporation
                                          By: __________________________________

                                             Dennis V. Vohs, Chief Executive
                                                         Officer

ATTEST:

Mario M. Rosati, Assistant Secretary

                                          Ross Systems, Inc.

                                          a California corporation
                                          By: __________________________________

                                             Dennis V. Vohs, Chief Executive
                                                         Officer

ATTEST:

Mario M. Rosati, Assistant Secretary

                                                                    ATTACHMENT I
                                                                          , 1997

TO THE SHAREHOLDERS OF ROSS SYSTEMS, INC.:

    In connection with the reincorporation (the "Reincorporation") in Delaware of Ross Systems, Inc., a California corporation (the "Company"), pursuant to the
Agreement and Plan of Merger (the "Agreement") dated as of            , 1997
between the Company and Ross Systems, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Ross-Delaware"), your shares of Company stock will be replaced by shares of stock in Ross-Delaware.

    In order to establish that (i) you will not be subject to tax under Section 897 of the Internal Revenue Code of 1986, as amended (the "Code"), in consequence of the Reincorporation and (ii) Ross-Delaware will not be required under Section 1445 of the Code to withhold taxes from the Ross-Delaware stock that you will receive in connection therewith, the Company hereby represents to you that, as of the date of this letter, shares of Company stock do not constitute a "United States real property interest" within the meaning of
Section 897(c) of the Code and the regulations issued thereunder.

    A copy of this letter will be delivered to Ross-Delaware pursuant to Section
4.8 of the Agreement.

    Under penalties of perjury, the undersigned officer of the Company hereby declares that, to the best knowledge and belief of the undersigned, the facts set forth herein are true and correct.

                                          Sincerely,

                                By:              /s/ DENNIS V. VOHS
                                     -----------------------------------------
                                      Dennis V. Vohs, Chief Executive Officer

                                                                       EXHIBIT B

                          CERTIFICATE OF INCORPORATION
                                       OF
                               ROSS SYSTEMS, INC.
                                   ARTICLE I

    The name of the corporation is Ross Systems, Inc. (the "Corporation").

                                   ARTICLE II

    The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

    The total number of shares of stock, which the Corporation shall have the authority to issue, is 40,000,000 shares, consisting of 35,000,000 shares of Common Stock, $0.001 par value, and 5,000,000 shares of Preferred Stock, $0.001 par value.

    The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the board of directors (authority to do so being hereby expressly vested in the board). The board of directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The board of directors, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

    The authority of the board of directors with respect to each such class or series shall include, without limitation of the foregoing, the right to determine and fix:

    (a) the distinctive designation of such class or series and the number of shares to constitute such class or series;

    (b) the rate at which dividends on the shares of such class or series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

    (c) the right or obligation, if any, of the corporation to redeem shares of the particular class or series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption;

    (d) the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

    (e) the terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

    (f) the obligation, if any, of the corporation to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

    (g) voting rights, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock;

    (h) limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock; and

    (i) such other preferences, powers, qualifications, special or relative rights and privileges thereof as the board of directors of the corporation, acting in accordance with this Restated Certificate of Incorporation, may deem advisable and are not inconsistent with law and the provisions of this Restated Certificate of Incorporation.

                                   ARTICLE V

    The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this right.

                                   ARTICLE VI

    The Corporation is to have perpetual existence.

                                  ARTICLE VII

    1. Limitation of Liability. To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

    2. Indemnification. The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or his or her testator or intestate is or was a director, officer or employee of the Corporation, or any predecessor of the Corporation, or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

    3. Amendments. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this
Article VII, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

                                  ARTICLE VIII

    In the event any shares of Preferred Stock shall be redeemed or converted pursuant to the terms hereof, the shares so converted or redeemed shall not revert to the status of authorized but unissued shares, but instead shall be canceled and shall not be re-issuable by the Corporation.

                                   ARTICLE IX

    Holders of stock of any class or series of this Corporation shall not be entitled to cumulate their votes for the election of directors or any other matter submitted to a vote of the stockholders, unless such cumulative voting is required pursuant to Sections 2115 and/or 301.5 of the California Corporations Code, in which event each such holder shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) such holder would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and the holder may cast all of such votes for a single director or may distribute them among the number of directors to be voted for, or for any two or more of them as such holder may see fit, so long as the name of the candidate for director shall have been placed in nomination prior to the voting and the stockholder, or any other holder of the same class or series of stock, has given notice at the meeting prior to the voting of the intention to cumulate votes.

                                   ARTICLE X

    1. Number of Directors. The number of directors, which constitutes the whole Board of Directors of the corporation, shall be designated in the Bylaws of the Corporation.

    2. Election of Directors. Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

                                   ARTICLE XI

    In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

                                  ARTICLE XII

    No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of the stockholders called in accordance with the Bylaws of the corporation, and no action shall be taken by the stockholders by written consent.

                                  ARTICLE XIII

    Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                  ARTICLE XIV

    The name and mailing address of the incorporator are:

                                    Jason M. Brady, Esq.
                                    Wilson Sonsini Goodrich & Rosati
                                    650 Page Mill Road
                                    Palo Alto, California 94304-1050

                                     * * *

    The undersigned incorporator hereby acknowledges that the above Certificate of Incorporation of Ross Systems, Inc. is his act and deed and that the facts stated therein are true.

Dated:       ,
1997                ------------------------------------------
                    Jason M. Brady

                                                                       EXHIBIT C

                                   BYLAWS OF
                               ROSS SYSTEMS, INC.
                            (A DELAWARE CORPORATION)

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
ARTICLE I--CORPORATE OFFICES...............................................................................           1

  1.1 REGISTERED OFFICE....................................................................................           1
  1.2 OTHER OFFICES........................................................................................           1

ARTICLE II--MEETINGS OF STOCKHOLDERS.......................................................................           1

  2.1 PLACE OF MEETINGS....................................................................................           1
  2.2 ANNUAL MEETING.......................................................................................           1
  2.3 SPECIAL MEETING......................................................................................           1
  2.4 NOTICE OF STOCKHOLDERS' MEETINGS.....................................................................           2
  2.5 NOTIFICATIONS OF NOMINATIONS AND PROPOSED BUSINESS...................................................           2
  2.6 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.........................................................           3
  2.7 QUORUM...............................................................................................           3
  2.8 ADJOURNED MEETING; NOTICE............................................................................           3
  2.9 VOTING...............................................................................................           4
  2.10 WAIVER OF NOTICE....................................................................................           4
  2.11 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING..........................................................           4
  2.12 PROXIES.............................................................................................           5
  2.13 ORGANIZATION........................................................................................           5
  2.14 LIST OF STOCKHOLDERS ENTITLED TO VOTE...............................................................           5

ARTICLE III--DIRECTORS.....................................................................................           5

  3.1 POWERS...............................................................................................           5
  3.2 NUMBER OF DIRECTORS..................................................................................           6
  3.3 ELECTION AND TERM OF OFFICE OF DIRECTORS.............................................................           6
  3.4 RESIGNATION AND VACANCIES............................................................................           6
  3.5 PLACE OF MEETINGS; MEETINGS BY TELEPHONE.............................................................           7
  3.6 REGULAR MEETINGS.....................................................................................           7
  3.7 SPECIAL MEETINGS; NOTICE.............................................................................           7
  3.8 QUORUM...............................................................................................           7
  3.9 WAIVER OF NOTICE.....................................................................................           7
  3.10 ADJOURNMENT.........................................................................................           8
  3.11 NOTICE OF ADJOURNMENT...............................................................................           8
  3.12 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING...................................................           8
  3.13 FEES AND COMPENSATION OF DIRECTORS..................................................................           8
  3.14 APPROVAL OF LOANS TO OFFICERS.......................................................................           8

ARTICLE IV--COMMITTEES.....................................................................................           8

  4.1 COMMITTEES OF DIRECTORS..............................................................................           8
  4.2 MEETINGS AND ACTION OF COMMITTEES....................................................................           9

                                                                                                                PAGE
                                                                                                                -----
  4.3 COMMITTEE MINUTES....................................................................................           9

ARTICLE V--OFFICERS........................................................................................          10

  5.1 OFFICERS.............................................................................................          10
  5.2 ELECTION OF OFFICERS.................................................................................          10
  5.3 SUBORDINATE OFFICERS.................................................................................          10
  5.4 REMOVAL AND RESIGNATION OF OFFICERS..................................................................          10
  5.5 VACANCIES IN OFFICES.................................................................................          10
  5.6 CHAIRMAN OF THE BOARD................................................................................          10
  5.7 PRESIDENT............................................................................................          10
  5.8 VICE PRESIDENTS......................................................................................          11
  5.9 SECRETARY............................................................................................          11
  5.10 CHIEF FINANCIAL OFFICER.............................................................................          11

ARTICLE VI--INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS............................          11

  6.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS............................................................          11
  6.2 INDEMNIFICATION OF OTHERS............................................................................          12
  6.3 INSURANCE............................................................................................          12

ARTICLE VII--RECORDS AND REPORTS...........................................................................          13

  7.1 MAINTENANCE AND INSPECTION OF RECORDS................................................................          13
  7.2 INSPECTION BY DIRECTORS..............................................................................          13
  7.3 ANNUAL STATEMENT TO STOCKHOLDERS.....................................................................          13
  7.4 REPRESENTATION OF SHARES OF OTHER CORPORATIONS.......................................................          13
  7.5 CERTIFICATION AND INSPECTION OF BYLAWS...............................................................          13

ARTICLE VIII--GENERAL MATTERS..............................................................................          14

  8.1 RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING................................................          14
  8.2 CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS............................................................          14
  8.3 CORPORATE CONTRACTS AND INSTRUMENTS: HOW EXECUTED....................................................          14
  8.4 STOCK CERTIFICATES; TRANSFER; PARTLY PAID SHARES.....................................................          14
  8.5 SPECIAL DESIGNATION ON CERTIFICATES..................................................................          15
  8.6 LOST CERTIFICATES....................................................................................          15
  8.7 TRANSFER AGENTS AND REGISTRARS.......................................................................          15
  8.8 CONSTRUCTION; DEFINITIONS............................................................................          16

ARTICLE IX--AMENDMENTS.....................................................................................          16

                                     BYLAWS
                                       OF
                               ROSS SYSTEMS, INC.
                            (a Delaware Corporation)

                                   ARTICLE I
                               CORPORATE OFFICES

I.1 REGISTERED OFFICE

    The registered office of the corporation shall be fixed in the Certificate of Incorporation of the corporation.

I.2 OTHER OFFICES

    The board of directors may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

II.1 PLACE OF MEETINGS

    Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the board of directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the corporation.

II.2 ANNUAL MEETING

    The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors. In the absence of such designation, the annual meeting of stockholders shall be held on the third Tuesday of November in each year at 10:00 a.m. However, if such day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day. At the meeting, directors shall be elected, and any other proper business may be transacted.

II.3 SPECIAL MEETING

    A special meeting of the stockholders may be called at any time by the board of directors, or by the chairman of the board, or by the president, or by one or more stockholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting.

    If a special meeting is called by any person or persons other than the board of directors or the president or the chairman of the board, then the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, any vice president or the secretary of the corporation. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5 of these bylaws, that a meeting will be held at the time requested by the person or persons calling the meeting, so long as that time is not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, then the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the board of directors may be held.

II.4 NOTICE OF STOCKHOLDERS' MEETINGS

    All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 2.6 of these bylaws not less than ten (10) (or, if sent by third-class mail pursuant to Section 2.6 of these bylaws, thirty (30)) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date, and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted (no business other than that specified in the notice may be transacted) or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the stockholders (but subject to the provisions of the next paragraph of this Section 2.4 any proper matter may be presented at the meeting for such action). The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the board intends to present for election.

II.5 NOTIFICATIONS OF NOMINATIONS AND PROPOSED BUSINESS.

    Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation,

    (a) nominations for the election of directors, and

    (b) business proposed to be brought before any stockholder meeting may be made by the Board of Directors or proxy committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally if such nomination or business proposed is otherwise proper business before such meeting. However, any such stockholder may nominate one or more persons for election as directors at a meeting or propose business to be brought before a meeting, or both, only if such stockholder has given timely notice in proper written form of his intent to make such nomination or nominations or to propose such business. To be timely, such stockholder's notice must be delivered to or mailed and received by the Secretary of the corporation not less than thirty-five (35) days nor more than sixty (60) days prior to the meeting; provided, however, that in the event that less than forty-five (45) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper form, a stockholder's notice to the Secretary shall set forth:

        (i) the name and address of the stockholder who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed;

        (ii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

       (iii) if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

        (iv) such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the Board of Directors; and

        (v) if applicable, the consent of each nominee to serve as director of the corporation if so elected.

    The Chairman of the meeting shall refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure.

II.6 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

    Written notice of any meeting of stockholders shall be given either personally or by first-class mail or by telegraphic or other written communication. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the stockholder at the address of that stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

    An affidavit of the mailing or other means of giving any notice of any stockholders' meeting, executed by the secretary, assistant secretary or any transfer agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice.

II.7 QUORUM

    The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairman of the meeting or (ii) the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting in accordance with Section 2.7 of these bylaws.

    When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the laws of the State of Delaware or of the certificate of incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of the question.

    If a quorum be initially present, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken is approved by a majority of the stockholders initially constituting the quorum.

II.8 ADJOURNED MEETING; NOTICE

    When a meeting is adjourned to another time and place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

II.9 VOTING

    The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners, and to voting trusts and other voting agreements).

    Except as may be otherwise provided in the articles of incorporation or these bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder and stockholders shall not be entitled to cumulate their votes in the election of directors of with respect to any matter submitted to a vote of the stockholders.

    Notwithstanding the foregoing, if the stockholders of the corporation are entitled, pursuant to Sections 2115 and 301.5 of the California Corporations Code, to cumulate their votes in the election of directors, each such stockholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes that such stockholder normally is entitled to cast) only if the candidates' names have been properly placed in nomination (in accordance with these bylaws) prior to commencement of the voting, and the stockholder requesting cumulative voting has given notice prior to commencement of the voting of the stockholder's intention to cumulate votes. If cumulative voting is properly requested, each holder of stock, or of any class or classes or of a series or series thereof, who elects to cumulate votes shall be entitled to as many votes as equals the number of votes that (absent this provision as to cumulative voting) he or she would be entitled to cast for the election of directors with respect to his or her shares of stock multiplied by the number of directors to be elected by him, and he or she may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them, as he or she may see fit.

II.10 WAIVER OF NOTICE

    Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

II.11 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING

    For purposes of determining the stockholders entitled to notice of any meeting or to vote thereat, the board of directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting, and in such event only stockholders of record on the date so fixed are entitled to notice and to vote, notwithstanding any transfer of any shares on the books of the corporation after the record date.

    If the board of directors does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

    A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the board of directors fixes a new record date for the adjourned meeting, but the board of directors shall fix a new record date if the meeting is adjourned for more than thirty (30) days from the date set for the original meeting.

    The record date for any other purpose shall be as provided in Section 8.1 of these bylaws.

II.12 PROXIES

    Every person entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, telefacsimile or otherwise) by the stockholder or the stockholder's attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware.

II.13 ORGANIZATION

    The president, or in the absence of the president, the chairman of the board, or, in the absence of the president and the chairman of the board, one of the corporation's vice presidents, shall call the meeting of the stockholders to order, and shall act as chairman of the meeting. In the absence of the president, the chairman of the board, and all of the vice presidents, the stockholders shall appoint a chairman for such meeting. The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such matters as the regulation of the manner of voting and the conduct of business. The secretary of the corporation shall act as secretary of all meetings of the stockholders, but in the absence of the secretary at any meeting of the stockholders, the chairman of the meeting may appoint any person to act as secretary of the meeting.

II.14 LIST OF STOCKHOLDERS ENTITLED TO VOTE

    The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                                  ARTICLE III
                                   DIRECTORS

III.1 POWERS

    Subject to the provisions of the General Corporation Law of Delaware and any limitations in the certificate of incorporation and these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

III.2 NUMBER OF DIRECTORS

    The board of directors shall be neither less than five (5) nor more than seven (7) members. The exact number of directors shall be five (5) until changed, within the limits specified above by a bylaw amending this Section 3.2 duly adopted by the board of directors or by the stockholders. The indefinite number of directors may be changed, or a definite number may be fixed without provision for an indefinite number, by an amendment to this bylaw, duly adopted by the board of directors or by the stockholders, or by a duly adopted amendment to the certificate of incorporation.

    No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

III.3 ELECTION AND TERM OF OFFICE OF DIRECTORS

    Except as provided in Section 3.4 of these bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Each director, including a director elected or appointed to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

III.4 RESIGNATION AND VACANCIES

    Any director may resign effective on giving written notice to the chairman of the board, the president, the secretary or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

    Vacancies in the board of directors may be filled by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director; however, a vacancy created by the removal of a director by the vote of the stockholders or by court order may be filled only by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum). Each director so elected shall hold office until the next annual meeting of the stockholders and until a successor has been elected and qualified.

    Unless otherwise provided in the certificate of incorporation or these bylaws:

    (i) Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

    (ii) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

    If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

    If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10) percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships,

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or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as applicable.

III.5 PLACE OF MEETINGS; MEETINGS BY TELEPHONE

    Regular meetings of the board of directors may be held at any place within or outside the State of Delaware that has been designated from time to time by resolution of the board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board may be held at any place within or outside the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation.

    Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another; and all such directors shall be deemed to be present in person at the meeting.

III.6 REGULAR MEETINGS

    Regular meetings of the board of directors may be held without notice if the times of such meetings are fixed by the board of directors. If any regular meeting day shall fall on a legal holiday, then the meeting shall be held next succeeding full business day.

III.7 SPECIAL MEETINGS; NOTICE

    Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the president, any vice president, the secretary or any two directors.

    Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

III.8 QUORUM

    A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 3.10 of these bylaws. Every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of the certificate of incorporation and other applicable law.

    A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

III.9 WAIVER OF NOTICE

    Notice of a meeting need not be given to any director (i) who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or (ii) who

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attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such directors. All such waivers, consents, and approvals shall be filed with the corporate records or made part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the board of directors.

III.10 ADJOURNMENT

    A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

III.11 NOTICE OF ADJOURNMENT

    Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than twenty-four (24) hours. If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 3.7 of these bylaws, to the directors who were not present at the time of the adjournment.

III.12 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

    Any action required or permitted to be taken by the board of directors may be taken without a meeting, provided that all members of the board individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent and any counterparts thereof shall be filed with the minutes of the proceedings of the board.

III.13 FEES AND COMPENSATION OF DIRECTORS

    Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the board of directors. This Section 3.13 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

III.14 APPROVAL OF LOANS TO OFFICERS

    The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or any of its subsidiaries, including any officer or employee who is a director of the corporation or any of its subsidiaries, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing contained in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

                                   ARTICLE IV
                                   COMMITTEES

IV.1 COMMITTEES OF DIRECTORS

    The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one (1) or more committees, each consisting of two or more directors, to serve at the pleasure of the board. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee may. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any committee, to the extent provided in the resolution of the board, shall have and may exercise all the powers and authority of the board, but no such committee shall have the power of authority to:

    (a) amend the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in
Section 151(a) of the General Corporation Law of Delaware, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation);

    (b) adopt an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of Delaware;

    (c) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets;

    (d) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution; or

    (e) amend the bylaws of the corporation; and, unless the board resolution establishing the committee, the bylaws or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware.

IV.2 MEETINGS AND ACTION OF COMMITTEES

    Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Section 3.5 (place of meetings), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver of notice),
Section 3.10 (adjournment), Section 3.11 (notice of adjournment), and Section
3.12 (action without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the board of directors, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

IV.3 COMMITTEE MINUTES.

    Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

                                   ARTICLE V
                                    OFFICERS

V.1 OFFICERS

    The officers of the corporation shall be a president, a secretary, and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws. Any number of offices may be held by the same person.

V.2 ELECTION OF OFFICERS

    The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5 of these bylaws, shall be chosen by the board, subject to the rights, if any, of an officer under any contract of employment.

V.3 SUBORDINATE OFFICERS

    The board of directors may appoint, or may empower the president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

V.4 REMOVAL AND RESIGNATION OF OFFICERS

    Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors at any regular or special meeting of the board or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

    Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

V.5 VACANCIES IN OFFICES

    A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.

V.6 CHAIRMAN OF THE BOARD

    The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or as may be prescribed by these bylaws. If there is no president, then the chairman of the board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5.7 of these bylaws.

V.7 PRESIDENT

    Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the corporation. He shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the board of directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.

V.8 VICE PRESIDENTS

    In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these bylaws, the president or the chairman of the board.

V.9 SECRETARY

    The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.

    The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

    The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these bylaws. He shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.

V.10 CHIEF FINANCIAL OFFICER

    The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

    The chief financial officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

                                   ARTICLE VI
      INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS

VI.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware as the same now exists or may hereafter be amended, indemnify any person against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the corporation. For purposes of this Section 6.1, a "director" or "officer" of the corporation shall mean any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

    The corporation shall be required to indemnify a director or officer in connection with an action, suit, or proceeding (or part thereof) initiated by such director or officer only if the initiation of such action, suit, or proceeding (or part thereof) by the director or officer was authorized by the Board of Directors of the corporation.

    The corporation shall pay the expenses (including attorney's fees) incurred by a director or officer of the corporation entitled to indemnification hereunder in defending any action, suit or proceeding referred to in this
Section 6.1 in advance of its final disposition; provided, however, that payment of expenses incurred by a director or officer of the corporation in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should ultimately be determined that the director of officer is not entitled to be indemnified under this Section 6.1 or otherwise.

    The rights conferred on any person by this Article shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the corporation's Certificate of Incorporation, these bylaws, agreement, vote of the stockholders or disinterested directors or otherwise.

    Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

VI.2 INDEMNIFICATION OF OTHERS

    The corporation shall have the power, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware as the same now exists or may hereafter be amended, to indemnify any person (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding, in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was an employee or agent of the corporation. For purposes of this Section 6.2, an "employee" or "agent" of the corporation (other than a director or officer) shall mean any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

VI.3 INSURANCE

    The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.

                                  ARTICLE VII
                              RECORDS AND REPORTS

VII.1 MAINTENANCE AND INSPECTION OF RECORDS

    The corporation shall, either at its principal executive office or at such place or places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books and other records of its business and properties.

    Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

VII.2 INSPECTION BY DIRECTORS

    Any director shall have the right to examine (and to make copies of) the corporation's stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his or her position as a director.

VII.3 ANNUAL STATEMENT TO STOCKHOLDERS

    The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

VII.4 REPRESENTATION OF SHARES OF OTHER CORPORATIONS

    The chairman of the board, if any, the president, any vice president, the chief financial officer, the secretary or any assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of the stock of any other corporation or corporations standing in the name of this corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

VII.5 CERTIFICATION AND INSPECTION OF BYLAWS

    The original or a copy of these bylaws, as amended or otherwise altered to date, certified by the secretary, shall be kept at the corporation's principal executive office and shall be open to inspection by the stockholders of the corporation, at all reasonable times during office hours.

                                  ARTICLE VIII
                                GENERAL MATTERS

VIII.1 RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING

    For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any other lawful action (other than action by stockholders by written consent without a meeting), the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action. In that case, only stockholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the General Corporation Law of Delaware.

    If the board of directors does not so fix a record date, then the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution.

VIII.2 CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS

    From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

VIII.3 CORPORATE CONTRACTS AND INSTRUMENTS: HOW EXECUTED

    The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

VIII.4 STOCK CERTIFICATES; TRANSFER; PARTLY PAID SHARES

    The shares of the corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

    Certificates for shares shall be of such form and device as the board of directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance;

the number of shares for which it is issued; a summary statement or reference to the powers, designations, preferences or other special rights of such stock and the qualifications, limitations or restrictions of such preferences and/or rights, if any; a statement or summary of liens, if any; a conspicuous notice of restrictions upon transfer or registration of transfer, if any; a statement as to any applicable voting trust agreement; if the shares be assessable, or, if assessments are collectible by personal action, a plain statement of such facts.

    Upon surrender to the secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

    The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

VIII.5 SPECIAL DESIGNATION ON CERTIFICATES

    If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

VIII.6 LOST CERTIFICATES

    Except as provided in this Section 8.6, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of replacement certificates on such terms and conditions as the board may require; the board may require indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

VIII.7 TRANSFER AGENTS AND REGISTRARS

    The board of directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, each of which shall be an incorporated bank or trust company--either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the board of directors may designate.

VIII.8 CONSTRUCTION; DEFINITIONS

    Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

                                   ARTICLE IX

                                   AMENDMENTS

    The original or other bylaws of the corporation may be adopted, amended or repealed by the stockholders entitled to vote or by the board of directors of the corporation. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

    Whenever an amendment or new bylaw is adopted, it shall be copied in the book of bylaws with the original bylaws, in the appropriate place. If any bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or the filing of the operative written consent(s) shall be stated in said book.

                                                                       EXHIBIT D

                               ROSS SYSTEMS, INC.
                             1998 STOCK OPTION PLAN

    1. PURPOSES OF THE PLAN. The purposes of this Stock Option Plan are:

    - to attract and retain the best available personnel for positions of substantial responsibility,

    - to provide additional incentive to Employees, Directors and Consultants, and

    - to promote the success of the Company's business.

    Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

    2. DEFINITIONS. As used herein, the following definitions shall apply:

    (a) "ADMINISTRATOR" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

    (b) "APPLICABLE LAWS" means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

    (c) "BOARD" means the Board of Directors of the Company.

    (d) "CODE" means the Internal Revenue Code of 1986, as amended.

    (e) "COMMITTEE" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

    (f) "COMMON STOCK" means the common stock of the Company.

    (g) "COMPANY" means Ross Systems, Inc., a California corporation.

    (h) "CONSULTANT" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.
i) "DIRECTOR" means a member of the Board.

    (j) "DISABILITY" means total and permanent disability as defined in Section 22(e)(3) of the Code.

    (k) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

    (l) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    (m) "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

        (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable;

        (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable; or

        (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

    (n) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

    (o) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

    (p) "NOTICE OF GRANT" means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

    (q) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

    (r) "OPTION" means a stock option granted pursuant to the Plan.

    (s) "OPTION AGREEMENT" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

    (t) "OPTION EXCHANGE PROGRAM" means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

    (u) "OPTIONED STOCK" means the Common Stock subject to an Option or Stock Purchase Right.

    (v) "OPTIONEE" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

    (w) "PARENT" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

    (x) "PLAN" means this 1998 Stock Option Plan.

    (y) "RESTRICTED STOCK" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.

    (z) "RESTRICTED STOCK PURCHASE AGREEMENT" means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

    (aa) "RULE 16B-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

    (bb) "SECTION 16(B)" means Section 16(b) of the Exchange Act.

    (cc) "SERVICE PROVIDER" means an Employee, Director or Consultant.

    (dd) "SHARE" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

    (ee) "STOCK PURCHASE RIGHT" means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

    (ff) "SUBSIDIARY" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

    3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 900,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

    If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); PROVIDED, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

    4. ADMINISTRATION OF THE PLAN.

    (a) PROCEDURE.

        (i) MULTIPLE ADMINISTRATIVE BODIES. The Plan may be administered by different Committees with respect to different groups of Service Providers.

        (ii) SECTION 162(M). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

        (iii) RULE 16B-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

        (iv) OTHER ADMINISTRATION. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

    (b) POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

        (i) to determine the Fair Market Value;

        (ii) to select the Service Providers to whom Options and Stock Purchase Rights may be granted hereunder;

        (iii) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

        (iv) to approve forms of agreement for use under the Plan;

        (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

        (vi) to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

        (vii) to institute an Option Exchange Program;

        (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

        (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

        (x) to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

        (xi) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

        (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

        (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

    (c) EFFECT OF ADMINISTRATOR'S DECISION. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

    5. ELIGIBILITY.

    (a) SERVICE PROVIDERS. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

    (b) OUTSIDE DIRECTORS.

        (i) For purposes of this subsection (b), "Outside Director" shall mean a member of the Board of Directors of the Company who is not an Employee.

        (ii) For purposes of this subsection (b), "Automatic Option" shall mean a Nonstatutory Stock Option granted to an Outside Director which is automatic and not subject to the discretion of any person.

        (iii) No person shall have any discretion to select which Outside Directors shall be granted Automatic Options or to determine the number of shares to be covered by Automatic Options granted to Outside Directors; provided, however, that nothing in this Plan shall be construed to prevent an Outside Director from declining to receive an Automatic Option under this Plan.

        (iv) Each Outside Director who is first elected to the Board of Directors at the 1997 Annual Meeting of Shareholders of the Company or thereafter shall be granted on the date of such election (whether by the shareholders or by the Board of Directors) an Automatic Option to purchase 10,000 Shares (subject to adjustment as provided in Section 13). Each Outside Director who has not previously been granted any option under any of the Company's Plans and who is re-elected at the 1997 Annual Meeting of Shareholders shall be granted on the date of the 1997 Annual Meeting of Shareholders an Automatic Option to purchase 10,000 Shares (subject to adjustment as provided in Section 13).

        (v) On the date of the Annual Meeting of Shareholders in each calendar year commencing 1997, each Outside Director who is elected or re-elected at that meeting shall be granted an Automatic Option to purchase 4,000 Shares (subject to adjustment as provided in Section 13).

        (vi) The terms of each Automatic Option shall be as follows:

           (A) the term of the Automatic Option shall be five and one-half years;

           (B) Automatic Options granted pursuant to paragraph (iv) shall become exercisable cumulatively with respect to 25% of the 10,000 Shares subject thereto on each anniversary of the date of grant; Automatic Options granted pursuant to paragraph (v) shall be fully exercisable on the date of grant;

           (C) the exercise price per share of Common Stock shall be 100% of the fair market value of the Common Stock on the date of grant of the Automatic Option.

    6. LIMITATIONS.

    (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

    (b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

    (c) The following limitations shall apply to grants of Options:

        (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 500,000 Shares.

        (ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 500,000 Shares which shall not count against the limit set forth in subsection (i) above.

        (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
    Section 13.

        (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

    7. TERM OF PLAN. Subject to Section 19 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

    8. TERM OF OPTION. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

    9. OPTION EXERCISE PRICE AND CONSIDERATION.

    (a) EXERCISE PRICE. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

        (i) In the case of an Incentive Stock Option

           (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

           (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

        (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

        (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

    (b) WAITING PERIOD AND EXERCISE DATES. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

    (c) FORM OF CONSIDERATION. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

        (i) cash;

        (ii) check;

        (iii) promissory note;

        (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair

    Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

        (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

        (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

        (vii) any combination of the foregoing methods of payment; or (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

    10. EXERCISE OF OPTION.

    (a) PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

    An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

    Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

    (b) TERMINATION OF RELATIONSHIP AS A SERVICE PROVIDER. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    (c) DISABILITY OF OPTIONEE. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    (d) DEATH OF OPTIONEE. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    (e) BUYOUT PROVISIONS. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

    11. STOCK PURCHASE RIGHTS.

    (a) RIGHTS TO PURCHASE. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

    (b) REPURCHASE OPTION. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

    (c) OTHER PROVISIONS. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

    (d) RIGHTS AS A SHAREHOLDER. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

    12. NON-TRANSFERABILITY OF OPTIONS AND STOCK PURCHASE RIGHTS. Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

    13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET SALE.

    (a) CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

    (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

    (c) MERGER OR ASSET SALE. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen
(15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

    14. DATE OF GRANT. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

    15. AMENDMENT AND TERMINATION OF THE PLAN.

    (a) AMENDMENT AND TERMINATION. The Board may at any time amend, alter, suspend or terminate the Plan.

    (b) SHAREHOLDER APPROVAL. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

    (c) EFFECT OF AMENDMENT OR TERMINATION. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

    (d) AUTOMATIC OPTIONS. Notwithstanding the foregoing, neither the provisions of Section 5(b), nor any other provisions pertaining to Automatic Option grants to Outside Directors, shall be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act (if applicable) or the rules thereunder.

    16. CONDITIONS UPON ISSUANCE OF SHARES.

    (a) LEGAL COMPLIANCE. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    (b) INVESTMENT REPRESENTATIONS. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

    17. INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    18. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

    19. SHAREHOLDER APPROVAL. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

                               ROSS SYSTEMS, INC.

                      1997 ANNUAL MEETING OF SHAREHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned shareholder of Ross Systems, Inc. hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated October 8, 1997, and hereby appoints Dennis V. Vohs and J. Patrick Tinley, or either of them, proxies, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Shareholders of Ross Systems, Inc. to be held on November 19, 1997, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

    Please mark votes as in this example.

    THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE APPROVAL OF THE REINCORORATION OF ROSS SYSTEMS, INC. FROM CALIFORNIA TO DELEWARE. FOR THE APPROVAL OF THE 1998 INCENTIVE STOCK OPTION PLAN, AND FOR THE RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR 1998, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

1.         ELECTION OF DIRECTORS:
           Nominees: Dennis V. Vohs, Mario M. Rosati, Bruce J.       / /  FOR                  / /  WITHHELD
           Ryan, J. Patrick Tinley, and J. William Goodhew
           For all nominees except as noted above

                                      CONTINUED AND TO BE SIGNED ON REVERSE SIDE

2.         PROPOSAL TO APPROVE THE REINCORPORTATION OF ROSS SYSTEMS, INC. FROM CALIFORNIA TO DELAWARE:
           / / FOR                   / / AGAINST                   / / ABSTAIN

3.         PROPOSAL TO APPROVE THE 1998 INCENTIVE STOCK OPTION PLAN:
           / / FOR                   / / AGAINST                   / / ABSTAIN

4.         PROPOSAL TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR
           THE FISCAL YEAR 1998:
           / / FOR                   / / AGAINST                   / / ABSTAIN

                                                                   MARK HERE FOR
                                                                  ADDRESS CHANGE
                                                                AND NOTE AT LEFT

This Proxy should be marked, dated, and signed by the shareholder(s) exactly as the shareholder's name appears on this proxy, and returned promptly in the enclosed envelope. Persons signing as a trustee, executor, officer, partner, or other fiduciary should so indicate.

Signature:                                               Date:
Signature:                                               Date: